UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant  ☑                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☑	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

$5,350,000

(5)	Total fee paid:

$381.46

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

COMMONWEALTH BIOTECHNOLOGIES, INC.

718 Grove Road, Midlothian, Virginia 23221

(804) 464-1601

November [__], 2010

To our Shareholders:

It is my pleasure to invite you to attend a special meeting of shareholders of Commonwealth Biotechnologies, Inc., a Virginia corporation (“CBI”) to be held at 10:00 a.m. on December 20, 2010. The meeting will be held electronically via telecom.

At the special meeting, you will be asked to approve two proposals:

•

the sale of Mimotopes Pty Ltd, CBI’s wholly-owned Australian subsidiary (“Mimotopes”), to Leadtech Systems Australia Pty Ltd (“Leadtec”), an Australian company, pursuant to the terms of a Share Sale Agreement, dated as of October 25, 2010, by and between CBI and Leadtec; and

•	the sale of CBI’s former headquarters building at 601 Biotech Drive, Richmond, Virginia 23235 to a purchaser to be determined for cash consideration paid at closing of at least $4,300,000.

Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the acquisition. Whether or not you plan to attend the special meeting, CBI urges you to read this material carefully.

Sincerely,
By order of the Board of Directors,

/s/ Richard J. Freer, Ph.D.
Richard J. Freer, Ph.D.
Chief Executive Officer and Acting Secretary

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO JOIN THE SPECIAL MEETING OF SHAREHOLDERS VIA TELECOM, CBI URGES YOU TO VOTE AND SUBMIT YOUR PROXY BY TELEPHONE, THE INTERNET OR BY MAIL. IF YOU ARE A REGISTERED SHAREHOLDER AND JOIN THE MEETING VIA TELECOM, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES AT THE TELECOM MEETING. IF YOU HOLD YOUR SHARES THROUGH A BANK OR BROKER AND WANT TO VOTE YOUR SHARES AT THE MEETING, PLEASE CONTACT YOUR BANK OR BROKER TO OBTAIN A LEGAL PROXY.

COMMONWEALTH BIOTECHNOLOGIES, INC.

718 Grove Road, Midlothian, Virginia 23221

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 20, 2010

NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Commonwealth Biotechnologies, Inc., a Virginia corporation (“CBI”), will be held on December 20, 2010 at 10:00 a.m. Eastern Time, via telecom, for the following purposes:

•

to consider and vote upon a proposal to sell Mimotopes Pty Ltd, CBI’s wholly-owned Australian subsidiary (“Mimotopes”), to Leadtec Systems Australia Pty Ltd, an Australian corporation (“Leadtec”) on the terms as of October 25, 2010, by and between CBI and Leadtec; and

•

to consider and vote upon the proposed sale of CBI’s former headquarters building at 601 Biotech Drive, Richmond, Virginia 23235 to a purchaser to be determined for cash consideration paid at closing of at least $4,300,000.

CBI’s Board of Directors has fixed the close of business on November 22, 2010 as the date for which its shareholders are entitled to receive notice of, and to vote at, the special meeting and any adjournment or postponement thereof.

This proxy statement is dated November [__], 2010 and is first being mailed to CBI’s shareholders on or about November [__], 2010. Only the holders of record of CBI common stock on November 22, 2010 are entitled to have their votes counted at the special meeting and any adjournments and postponements thereof. CBI will not transact any other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement by its Board of Directors.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. CBI’s Board of Directors recommends that you vote “FOR” the proposals referenced herein.

Sincerely,

/s/ Richard J. Freer, Ph. D.
Richard J. Freer, Ph. D.,
Chief Executive Officer and Acting Secretary

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THE SPECIAL MEETING

CBI is furnishing this proxy statement to you as part of the solicitation of proxies by its Board of Directors for use at the special meeting. This proxy statement provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

The special meeting will be held at 10:00 a.m., Eastern Time, on December 20, 2010, via telecom.

Purposes and Proposals

At the special meeting, the holders of CBI’s common stock are being asked to approve 1) the sale (the “Share Sale”) of Mimotopes Pty Ltd, a wholly-owned subsidiary of CBI based in Melbourne, Australia (“Mimotopes”), to Leadtec Systems Australia, Pty Ltd, an Australian company (“Leadtec”), pursuant to the Share Sale Agreement dated as of October 25, 2010, and 2) the sale (the “Facility Sale”) of CBI’s former headquarters building at 601 Biotech Drive, Richmond, Virginia (the “Facility”).

Descriptions of the Share Sale Agreement are included in this proxy statement. A copy of the Share Sale Agreement is attached hereto as Annex A.

CBI’s Board of Directors:

•	has determined that the Share Sale is fair to and in the best interests of CBI and its shareholders;

•	has approved and declared advisable the Share Sale; and

•	has determined that the Facility Sale is fair to and in the best interests of CBI and its shareholders;

•	recommends that the holders of CBI common stock vote “FOR” the two proposals referenced herein.

Record Date

The record date for the special meeting is November 22, 2010. On the record date, there were [__] outstanding shares of CBI common stock. Record holders of CBI common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. Each share of CBI common stock is entitled to one vote at the special meeting.

Quorum

Your shares are counted as present at the meeting if you join the telecom meeting and vote via telecom or if you properly return a proxy by Internet, telephone or mail. In order for CBI to conduct its meeting, a majority of the outstanding shares of common stock as of November 22, 2010 must be present in person or by proxy. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

Voting

Each share of CBI common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of CBI common stock that you own. There are four ways to vote your shares of common stock at the special meeting:

•

you can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted, as recommended by CBI’s Board of Directors, “FOR” the approval of the proposals;

•	you can vote your shares via the Internet at the address shown on your proxy card;

•	you can vote your shares by phone by calling 1-800-690-6903 using any touch-tone telephone to transmit your voting instruction; or

•

you can register for and join the special meeting and vote your shares via telecom. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way CBI can be sure that the broker, bank or nominee has not already voted your shares.

IF YOU DO NOT VOTE YOUR SHARES OF COMMON STOCK IN ANY OF THE WAYS DESCRIBED ABOVE, IT WILL HAVE NO EFFECT ON THE PROPOSALS.

Vote Required

The approval of each of the proposals will require the affirmative vote of two-thirds of the total votes entitled to vote on such proposal. If you abstain from voting or do not vote, either via telecom or by proxy or by voting instruction, it will have no effect on the approval of either of the proposals.

No Additional Matters May Be Presented

This special meeting has been called only to consider the approval of the proposals. Under CBI’s bylaws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the special meeting, if they are not included in the notice of the meeting.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may vote again over the Internet prior to 11:59 p.m., Eastern Time, on December 19, 2010;

•	you may vote again via the telephone prior to 11:59 p.m., Eastern Time, on December 19, 2010; or

•	you may register for and join the special meeting and vote your shares via telecom.

Abstentions and Broker Non-Votes

If your broker holds your CBI shares in its name and you do not give the broker voting instructions, under the applicable rules, your broker may not vote your shares on the proposal to approve the proposals. If you do not give your broker voting instructions and the broker does not vote your shares, this is referred to as a “broker non-vote.” Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum, and will have no effect on the proposals.

Solicitation Costs

CBI is soliciting proxies on behalf of its Board of Directors. This solicitation is being made by mail but also may be made by telephone or in person. CBI and its directors and officers may also solicit proxies in person, by telephone or by other electronic means. These persons will not be paid for doing this. CBI has not hired a firm to assist in the proxy solicitation process but may do so if it deems this assistance necessary. CBI will pay all fees and expenses related to the retention of any proxy solicitation firm. CBI will ask banks, brokers and other institutions, nominees and fiduciaries to forward CBI’s proxy statement materials to their principals and to obtain their authority to execute proxies and voting instructions. CBI will reimburse them for their reasonable expenses.

Questions and Additional Information

If you have any questions about the proposals or how to vote or direct a vote in respect of your common stock, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call Richard J. Freer, Ph.D., CBI’s Chief Executive Officer and Acting Secretary, at (804) 464-1601.

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Availability of Documents

The list of shareholders entitled to vote at the special meeting will be available for inspection at CBI’s principal executive office at least ten days before the special meeting.

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QUESTIONS AND ANSWERS ABOUT THE MATTERS SUBJECT TO VOTE

Why is CBI seeking approval for the proposals?

Virginia Code §13-724 provides that transactions such as the ones contemplated by the proposals must first be adopted by the board of directors, then submitted to the shareholders for approval. §13.724 further provides that unless otherwise provided in a company’s articles of incorporation, a transaction such as the ones contemplated by the proposals must be approved by at least two-thirds of the votes entitled to be cast. CBI’s Articles of Incorporation do not alter the two-thirds voting requirement. CBI’s Board of Directors has adopted both proposals and is now submitting them to CBI’s shareholders in accordance with §13.1-724 with the recommendation that both proposals be approved.

What am I voting on?

You are being asked to vote on the approval of the sale of CBI’s equity position in Mimotopes to Leadtec. The purchase price will consist of an initial payment in the amount of $950,000 payable at closing and a contingent earnout amount of $100,000 payable at the first anniversary of the closing.

You are also being asked to vote on the approval of the Facility Sale to an undetermined buyer for no less than $4,300,000.

Who is entitled to vote?

You may vote if you owned shares of CBI’s common stock as of the close of business on November 22, 2010. Each share of common stock is entitled to one vote. As of November 22, 2010, CBI had [__] shares of common stock outstanding.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you join the telecom meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for CBI to conduct its meeting, a majority of its outstanding shares of common stock as of November 22, 2010 must be present in person or by proxy. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

How many votes are needed to approve CBI’s proposals?

The approval of either proposal requires that a two-thirds supermajority of the votes cast at the meeting be voted “For” the proposal and that the holders of a majority of the shares entitled to vote cast a vote, whether “For,” “Against” or “Abstain.”

How do I vote before the meeting?

If you are a registered shareholder, meaning that you hold your shares in certificate form, you have four voting options:

•	over the Internet, which CBI encourages if you have Internet access, at the address shown on your proxy card;

•	by phone, by calling 1-800-690-6903 using any touch-tone telephone to transmit your voting instructions; or

•	by mail, by completing, signing and returning the enclosed proxy card; and

•	by registering for and joining the special meeting and voting your shares via telecom.

If you hold your shares through an account with a bank or broker, your ability to vote by the Internet depends on their voting procedures. Please follow the directions that your bank or broker provides.

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How can I attend the telecom meeting?

The meeting is open to all holders of the Company’s common stock as of November 22, 2010. To join the telecom meeting you must register by 12:00 noon eastern time on December 13, 2010. You may register by calling 1-804-464-1601 or you may send an email to shareholder@cbi-biotech.com indicating your wish to register for the special shareholder meeting. After registering, you will be provided with the necessary dial-in instructions no later than December 13, 2010.

May I vote at the meeting?

You may vote your shares at the meeting if you join the telecom meeting in person. If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the meeting. A legal proxy is an authorization from your bank or broker to vote the shares it holds in its name for your benefit on the records of CBI’s transfer agent. Even if you plan to attend the meeting, CBI encourages you to vote your shares by proxy. You may vote by proxy through the Internet, by telephone or by mail.

Can I change my mind after I return my proxy?

You may change your vote at any time before the polls close at the conclusion of voting at the meeting. You may do this by:

•	signing another proxy card with a later date and returning it to CBI before the meeting,

•	voting again over the Internet prior to 11:59 p.m., Eastern Time, on December 19, 2010,

•	voting again via the telephone prior to 11:59 p.m., Eastern Time, on December 19, 2010, or

•	voting at the meeting if you are a registered shareholder or have obtained a legal proxy from your bank or broker.

What if I return my proxy card but do not provide voting instructions?

Proxies that are signed and returned but do not contain instructions will be voted as FOR the approval of the proposals.

What does it mean if I receive more than one proxy card or instruction form?

It indicates that your shares are registered differently and are in more than one account. To ensure that all shares are voted, please either vote each account by telephone or on the Internet, or sign and return all proxy cards. CBI encourages you to register all your accounts in the same name and address. Those holding shares through a bank or broker should contact your bank or broker and request consolidation.

Will my shares be voted if I do not provide my proxy or instruction form?

If you are a registered shareholder and do not provide a proxy, you must attend the meeting in order to vote your shares. If you hold shares through an account with a bank or broker, your shares may be voted even if you do not provide voting instructions on your instruction form. Brokerage firms have the authority to vote shares for which their customers do not provide voting instructions on certain routine matters. The proposals to be voted on at the meeting are not considered “routine” under applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. Shares that a broker is not authorized to vote are counted as “broker non-votes.”

May shareholders ask questions at the meeting?

Yes. Representatives of CBI will answer questions of general interest at the end of the meeting.

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SUMMARY TERM SHEET

The following summary briefly describes the material terms of the Share Sale. This summary highlights selected information from this proxy statement and does not contain all the information that may be important for you to consider when evaluating the proposed transaction. To understand the transaction fully and for a more complete description of the legal terms of the transaction, you should carefully read this proxy statement. The Share Sale Agreement is attached to this proxy statement as Annex A. You are encouraged to read the Share Sale Agreement as it is the main legal document that governs the Share Sale. CBI has included page references in this summary to direct you to a fuller discussion in the proxy statement.

The Parties

The parties to the Share Sale are CBI, as seller, and Leadtec, as buyer. For further discussion, see page 12 of this proxy statement.

The Shares Sold

CBI agrees to sell to Leadtec all 5,682,074 fully paid ordinary shares (the “Shares”) of Mimotopes, which represents all the issued capital of Mimotopes. For further discussion, see page 12 of this proxy statement.

Consideration

Leadtec will pay $950,000 in cash as initial payment and a contingent earnout amount of $100,000 if Mimotopes’ EBIT for the fiscal year ending on June 30, 2011 exceed $500,000. For further discussion, see page 12 of this proxy statement.

Closing

The closing will take place on December 20, 2010, or any other date as may be acceptable to the parties following shareholder approval. If there is a failure to satisfy conditions precedent to closing, the Share Sale Agreement will automatically terminate and have no further effect. For further discussion, see pages 12 and 13 of this proxy statement.

Non-Competition and Non-Solicitation

CBI agrees not to engage in any business of biochemical products and services for the life-science sector anywhere in the world for a period of five years. For further discussion, see page 14 of this proxy statement.

Indemnification

CBI will need to indemnify Leadtec against all losses that it incurs arising out of any breach in any representation or warranty or any tax liability arising from an event prior to the closing date. CBI’s obligation of indemnification is limited to the extent that the losses exceed $50,000 and to the maximum amounts capped at the purchase price. For further discussion, see pages 14 and 15 of this proxy statement.

Expenses

CBI and Leadtec will bear their respective expenses incurred in connection with the Share Sale. For further discussion, see page 15 of this proxy statement.

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PROPOSAL NO. 1— SHARE SALE

This summary discusses the material items of the Share Sale proposal which is also described elsewhere in this proxy statement. You should carefully read this entire proxy statement and the other documents to which this proxy statement refers you. See “Where You Can Find More Information.”

The Parties

Commonwealth Biotechnologies, Inc.

The Company is a specialized life sciences outsourcing business that offers cutting-edge expertise and a complete array of peptide-based discovery chemistry and biology products and services through Mimotopes.

Leadtec Systems Australia Pty Ltd

Leadtec is a business-to-business solutions provider. Specializing in EDI messaging, catalogue synchronization and scan-packing/logistics, Leadtec offers solutions for vendors to connect to, and to meet, the EDI messaging and scan-packing requirements of partners. More than 1,000 businesses use Leadtec to manage their e-commerce needs and boost efficiencies within the supply chain.

Leadtec partners with industry specialists to offer products and services, resulting in reliable and certified solutions. Leadtec is the only Australian company to offer a full supply chain services suite. Leadtec offers a range of services for the grocery, retail, automotive and healthcare industries. These include:

•	electronic document exchange – EDI messaging and data transformation;

•	electronic scan-packing – EDI orders and pallet labeling solutions; and

•	maintaining and uploading product catalogues onto data pools, such as GS1net.

Leadtec’s integration services allow companies to trade electronically with business partners by connecting with existing ERP systems and processes.

Background of the Share Sale

The terms of the Share Sale Agreement are the result of active negotiations between representatives of CBI and Leadtec. The following is a brief discussion of the background of these negotiations, the Share Sale and related transactions.

•	August 25, 2010: unsolicited email contact from Scott Needham, Managing Director of Leadtec, inquiring as to CBI’s willingness to receive a bid for its wholly-owned subsidiary Mimotopes

•	August 25, 2010: confidential disclosure agreement signed by the parties

•	September 02, 2010: preliminary financial data provided to Leadtec

•	September 06, 2010: non-binding letter of intent received from Leadtec

•	September 09, 2010: teleconference with Scott Needham, Richard Freer, CEO of CBI, and Samuel Sears, Chairman of the Executive Committee of the Board of Directors of CBI

•	September 10, 2010: preliminary due diligence request from Leadtec

•	September 12: non-binding memorandum of understanding signed by parties to define the deal progression and timelines

•	September 13, 2010: web-based electronic due diligence room opened to Leadtec; data provided as required through October 20, 2010

•	September 14, 2010: draft Share Sale Agreement received by CBI

•	September 21, 2010: on-site visit to Mimotopes’ labs and offices by Scott Needham, hosted by Sonja Plompen, General Manager of Mimotopes

•	September 28, 2010: CBI’s response to draft Share Sale Agreement

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•	October 12, 2010: second version of Share Sale Agreement received by CBI

•	October 18, 2010: CBI’s Board of Directors approved the second version of Share Sale Agreement

•	October 22, 2010: CBI’s response to the revised second version of Share Sale Agreement

•	October 23, 2010: final discussions between Scott Needham and Richard Freer

•	October 24, 2010: third version of Share Sale Agreement received by CBI

•	October 25, 2010: Share Sale Agreement executed by both parties

Other expressions of interest in acquiring Mimotopes over the last 24 months include:

•	November 2008: with Phylogica, Ltd; term Sheet for a share exchange acquisition of Mimotopes; term sheet now expired

•	March 2009: with GL Biochem (Shanghai); one million in 2 tranches, $600,000 at closing and $400,000 in 12 months; now withdrawn in order to pursue a merger with CBI

•	March 2009: with Leadtec Systems Australia, Pty Ltd; one million in three tranches, $500,000 at closing, $250,000 at 12 months and $250,000 at 24 months; now rejected

•	October 2010: with GL Biochem (Shanghai); one million at closing; no term sheet received

Proceeds from the Share Sale

CBI will retain the proceeds of the Share Sale. CBI does not intend to distribute any of the proceeds to its shareholders, but will use the proceeds, along with its other cash and cash equivalents, in connection with its future business plan.

Reasons for the Sale of Mimotopes

In reaching its determination to approve the Share Sale, the Share Sale Agreement and related agreements, CBI’s Board of Directors consulted with its management and considered a number of factors. CBI is proposing to sell Mimotopes to Leadtec because the Board of Directors believes that the sale and the terms of the related Share Sale Agreement are in the best interests of CBI and its shareholders. The Board has identified various benefits that are likely to result from the sale of Mimotopes. The Board of Directors concluded that the completion of the Share Sale Agreement would be advisable, fair to and in the best interests of CBI’s shareholders after due consideration of numerous factors, including but not limited to the following:

•	the expressions of interest in acquiring the Mimotopes business have been limited and have been at values at or below the consideration offered by Leadtec;

•

the Board of Directors’ view that with other strategic alternatives, such as a reverse merger following divestment of all assets, available to the Company, the Share Sale Agreement is the best alternative for the Company; and

•	the terms of the Share Sale Agreement, taking into account price, terms, and the Company’s financial viability and inability of the Company to raise new capital to fund ongoing operations.

The amount of cash CBI receives will vary, depending on future contingencies, as is described on page 12 under subsection “Consideration.”

In arriving at its determination that the Share Sale is in the best interests of CBI and its shareholders, the Board of Directors carefully considered the terms of the Share Sale Agreement as well as the potential impacts of the Share Sale on CBI. As part of this process, the Board of Directors considered the advice and assistance of its outside legal counsel. In determining to authorize the Share Sale, the Board of Directors considered the factors set out above as well as the following factors:

•	the amount of cash included in Leadtec’s offer;

•	the terms and conditions of the Share Sale Agreement;

•	the fact that the sale of Mimotopes must be approved by the holders of CBI’s common stock, which ensures that the Board will not be taking action of which the shareholders disapprove;

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•	the risk that CBI could be exposed to future indemnification payments for a breach of the representations, warranties and covenants contained in the Share Sale Agreement; and

•	the risk that the Share Sale might not be consummated, which could result in a decline in the price of CBI’s common stock, and limit its ability to grow and implement its current business strategies.

Additional Considerations

The amount of cash CBI receives in this transaction will vary, depending on several future contingencies, and CBI may not receive all of the consideration provided for in the Share Sale Agreement. CBI will retain the proceeds of the sale of Mimotopes. CBI does not intend to distribute any of the proceeds to its shareholders, but will use the proceeds, along with its other cash and cash equivalents, in connection with its future business plan.

The foregoing discussion of the information and factors considered by the Board of Directors is not intended to be exhaustive, but does include the material factors considered. In view of the complexity and wide variety of information and factors, both positive and negative, considered by the Board, it is not practical to quantify, rank, or otherwise assign relative or specific weights to the factors considered. In addition, the Board of Directors did not reach any specific conclusion with respect to each of the factors considered, or any aspect of any particular factor. Instead, the Board conducted an overall analysis of the factors described above, where individual members of the Board may have given different weight to different factors. The Board considered all of these factors in totality and concluded, on the whole, such factors supported its determination to approve the Share Sale. After taking into consideration all of the factors set forth above, the Board concluded that the Share Sale is fair to, and in the best interests of, CBI and its shareholders, and that CBI should proceed with the Share Sale.

In arriving at its determination that the Share Sale is in the best interests of CBI and its shareholders, the Board did not apply a discount factor to the balance of the contingent earnout amount of purchase price due on the first anniversary of the closing to account for the time value of money to reflect that the balance in the future is worth less than the same amount in the present. The Board did not apply a time value of money discount due to 1) the contingent nature of the earnout amount, 2) the low interest rate environment that currently exists, and 3) the relatively short duration of the period between the closing and the any payment of earnout amount.

When the Board approved the transaction, it did not believe that there would be any indemnity claims payable due to CBI’s active negotiation of the representations and warranties in the Share Sale Agreement, the review of the representations and warranties made by CBI and its related investigations to ascertain the accuracy of those representations and warranties, together with the fact that the company is not liable for an indemnity claim until the aggregate of such claim exceeds $50,000.

Because future events are at times difficult to foresee, the Board can give no assurances that Mimotopes will achieve earnings before interest and taxes in excess of $500,000 for the fiscal year ending on June 30, 2011. Shareholders may decide to apply discount factors to the balance of the purchase price when assessing how to vote on the proposal. Different assumptions pertaining to the present value discount or pertaining to the possibility of non-payment discount could provide different results. The effort to present these discounts is designed to show the impact that these types of discounts may have on a valuation of the estimated purchase price of $950,000 plus the earnout amount, and is not intended to represent what amount CBI will actually receive. The Board considered the possibility of earnout amount and/or indemnity claims in authorizing this transaction for the reasons noted above. Nonetheless, in deciding how to vote, you may wish to value the earnout amount to be received using discount factors and the discounted value of the earnout amount may affect how you may wish to vote.

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Recommendation of the Board of Directors

The Board of Directors has determined that the Share Sale is in the best interests of CBI and its shareholders. The Board of Directors approved the Share Sale Agreement and recommends that the shareholders vote in favor of the proposal to approve the Share Sale pursuant to the Share Sale Agreement and the transactions contemplated by the Share Sale Agreement.

Conflicts of Interest

None of CBI’s current officers or directors has a conflict of interest in relation to the approval of the Share Sale.

Appraisal or Dissenters Rights

Shareholders entitled to vote on the Share Sale proposal will have the right to seek an appraisal of the fair value of their shares, under Virginia Code §13.1-730.

Regulatory Matters

The Share Sale and all related transactions contemplated by the Share Sale Agreement are not subject to any material federal or state regulatory requirement or approval, other than that described in this proxy statement relating to Virginia law.

U.S. Federal Income Tax Consequences

The following discusses the material U.S. federal income tax consequences of the Share Sale to CBI and its shareholders. CBI does not anticipate any federal income tax effect to its security holders as a result of the sale. This discussion is based on the United States Internal Revenue Code of 1986, as amended (the “Code”). CBI’s shareholders will continue to hold their securities and, as a result will not recognize any gain or loss from the Share Sale. The conclusions expressed above are based on current United States tax law. Future legislative, administrative or judicial changes or interpretations, which can apply retroactively, could affect the accuracy of those conclusions. No rulings have been or will be sought from the Internal Revenue Service concerning the tax consequences of the transactions contemplated by the Share Sale Agreement. The discussion does not address all of the tax consequences that may be relevant to particular taxpayers in light of their personal circumstances or to taxpayers subject to special treatment under the Code. Such taxpayers include non-U.S. persons, insurance companies, tax-exempt entities, dealers in securities, banks and persons who acquired their shares of capital stock pursuant to the exercise of employee options or otherwise as compensation.

BECAUSE OF THE COMPLEXITY OF THE TAX LAWS, AND BECAUSE THE TAX CONSEQUENCES TO ANY PARTICULAR SHAREHOLDER MAY BE AFFECTED BY MATTERS NOT DISCUSSED ABOVE, EACH CBI SHAREHOLDER IS URGED TO CONSULT A TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE TRANSACTION CONTEMPLATED BY THE SHARE SALE AGREEMENT TO HIM, HER OR IT, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS, AS WELL AS FEDERAL TAX LAWS.

Necessity for Shareholder Approval

Virginia Code § 13.1-724 provides that transactions such as the one contemplated by the Share Sale Agreement must first be adopted by the Board of Directors, then submitted to the shareholders for approval. §13.1-724 further provides that unless otherwise provided in a company’s articles of incorporation, a transaction such as the one contemplated by the Share Sale Agreement must be approved by at least two-thirds of the votes entitled to be cast on the proposal. CBI’s Articles of Incorporation confirm, and do not alter, the two-thirds voting requirement.

10

CBI’s Board of Directors has adopted the Share Sale Agreement and is now submitting it to CBI’s shareholders in accordance with Virginia Code §13.1-724 with the recommendation that the proposal be approved.

Required Vote

To be approved by the shareholders, the proposal to approve the Share Sale must receive the affirmative votes of two-thirds of the votes entitled to vote on the proposal.

Consequences If Not Approved

If the Share Sale is not approved by CBI’s shareholders, then CBI will not consummate the Share Sale upon the terms currently contemplated by the Share Sale Agreement.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR”

THE SHARE SALE PURSUANT TO THE TERMS OF THE SHARE SALE AGREEMENT.

11

THE SHARE SALE AGREEMENT

The Board believes this summary describes the material terms of the Share Sale Agreement. However, the Board recommends that you read carefully the complete agreement for the precise legal terms of the Share Sale Agreement and other information that may be important to you. The Share Sale Agreement is included in this proxy statement as Annex A.

Shares Sold

Subject to the conditions and upon the terms of the Share Sale Agreement, CBI agrees to sell and Leadtec agrees to purchase 5,682,074 shares of common stock (the “Shares”) in Mimotopes, which represent all the issued capital of Mimotopes. The Shares will be sold free from all encumbrances and together with all rights attached including the right to all dividend and distributions hereafter declared.

Assumed Liabilities

As partial consideration for the purchase of the shares, Leadtec will assume certain liabilities related to Mimotopes.

Consideration

Payment Structure

Leadtec will pay CBI, for the Shares of Mimotopes, $950,000 in cash as initial payment and a contingent earnout amount. The initial payment will be paid in immediately available funds upon closing, and the earnout amount will be paid on the first anniversary of closing, if the condition precedent is met.

Earnout Amount

If Mimotopes’ EBIT (as such term is defined in the Share Sale Agreement) for the fiscal year ending on June 30, 2011 exceeds $500,000, the purchase price will be increased by an earnout amount of $100,000, payable on the first anniversary of closing. If Mimotopes’ EBIT for such period fails to exceed $500,000, such earnout amount will be $0.

Closing

Closing Date

The closing of the sale will take place at 11 Duerdin Street, Clayton, Victoria 3168 Australia on December 20, 2010, unless some other date is agreed to by both CBI and Leadtec in writing or any conditions precedent to closing is not satisfied or waived on or before the closing date.

12

Conditions Precedent to Closing

Conditions precedent to closing include:

•	that the shareholders of CBI have approved the Share Sale;

•	that the Board of Directors of Leadtec has approved the purchase of the Shares;

•	that all loans between CBI and Mimotopes are forgiven;

•	that Leadtec has received unconditional confirmation of funding of the purchase price from either or both of its bank or investment partners;

•	that Leadtec is satisfied with its due diligence in respect of Mimotopes and none of the representations and warranties is or has become false, misleading or incorrect in any material respect;

•	that CBI has obtained the necessary consent of relevant creditors;

•	that CBI has obtained the unconditional consent of Monash University to the change of ownership of Mimotopes; and

•	that the sale and purchase of Shares is not in breach of any order, law or administrative direction.

Failure to Satisfy Conditions Precedent

If any of the conditions precedent is not satisfied or waived on or before closing or any other date agreed to by both CBI and Leadtec:

•	the Share Sale Agreement will automatically terminate and have no further effect;

•	each party shall be released from its obligations except those imposing an obligation that continues after termination; and

•	each party shall retain the rights it has against any other party in respect of any past breach.

Representations and Warranties of CBI

In the Share Sale Agreement, CBI makes customary representations and warranties to Leadtec, including with respect to the matters set forth below, and has agreed to indemnify Leadtec for any breach or default of its representations and warranties, subject to certain limitations:

•	CBI and Mimotopes being duly incorporated and validly existing, and CBI having the requisite power to enter into the Share Sale Agreement;

•	CBI being the legal and beneficial owner of the Shares free of encumbrances.

•	Mimotopes not being insolvent;

•	here being no conflicts between the Share Sale Agreement and any charter documents, contracts or applicable law;

•	Mimotopes being in material compliance with all applicable laws;

•	all the assets in the consolidated statement of financial position being owned by Mimotopes and properly disclosed to Leadtec;

•	CBI’s consolidated statement of financial position being in accordance with generally acceptable Australian accounting principles;

•	Mimotopes receiving no financial assistance from any government agency;

•	CBI not doing anything with the effect of defeating or prejudicing the provisions of the Share Sale Agreement;

•	Mimotopes not being engaging in any proceedings in relation to the business;

•	Mimotopes not sold in any way with debts due to it except by way of receipt thereof in the ordinary course of business;

•	that Mimotopes’ intellectual property rights include all rights and the right to all license fees and royalties in relation to biochemical products invented by Mimotopes;

•	no reason known to CBI that Mimotopes not being able to carry on its business as it has been carried on prior to the closing;

•	all insurance contracts currently in force having been disclosed to Leadtec;

13

•	Mimotopes not being party to any personal property leases, hire purchase or credit sale agreements other than as disclosed;

•	the lease on the premises located at 11 Duerdin Street, Clayton, Victoria 3168 Australia being valid and Mimotopes being not in default;

•	Mimotopes having complied with environmental laws;

•	all taxation for which Mimotopes is liable has been paid or accrued;

•	no document belonging to CBI subject to ad valorem stamp duty being liable to have additional duty assessed.

Pre-Closing Covenants

In the Share Sale Agreement, CBI has agreed that prior to the closing or termination of the Share Sale Agreement, unless Leadtec otherwise consents in writing, CBI will ensure that Mimotopes:

•

carries on its business in a normal, proper and efficient manner as a going concern, will use its best endeavors to preserve Mimotopes’ goodwill, its value and its trading and financial position, and will promptly inform Leadtec of any matter which materially affects Mimotopes’ business;

•	will not alter its capital or grant any options for the issue of shares or other securities;

•	will not make any distribution or revaluation of its assets;

•	will not buy back or cancel any of its shares;

•	without Leadtec’s consent enter into any unusual transaction which adversely affects its business or balance sheet;

•	enter into any contract involving expenditure in excess of $10,000 without Leadtec’s consent;

•	will not allow the total amount owing to its trade creditors at closing to exceed the average outstanding trade creditor balance over the previous 12 month period;

•	will not make a loan;

•	will not enter into a material agreement without Leadtec’s consent other than in the ordinary course of business;

•	will not transfer or dispose of its business or assets, will not make any alteration to Mimotopes’ constitution; and

•	will not alter any accounting policy or practice.

Non-Competition and Non-Solicitation

CBI agrees, for a period of five years commencing on the closing date, not to engage in or own any equity interest in any business, except as a passive investor of less than five percent of the outstanding equity interests of a publicly traded company, engaged in the business of high-quality biochemical products and services for the life-science sector anywhere in the world.

In addition, CBI agrees that, for a period of five year commencing on the closing date, without Leadtec’s prior written consent, it will not solicit any then-current employee of either Mimotopes or Leadtec and will not solicit any person who has been a client or customer of Mimotopes within the previous two years.

Indemnification

Under the Share Sale Agreement, CBI is obligated to indemnify and hold harmless Leadtec from and against all losses that it incurs arising out of or resulting from:

•	any breach or inaccuracy in any representation or warranty made by CBI in the Share Sale Agreement or the ancillary agreements; or

•	tax liabilities arising from an event prior to the closing date, that Leadtec has not assumed.

14

Limits on Indemnification

With certain limited exceptions, CBI will not be obligated to indemnify Leadtec for any losses under the Share Sale Agreement until the aggregate amount of the losses exceeds $50,000, and then only to the extent of such excess. CBI’s liability for any claim by Leadtec in connection with a breach of any warranty will be reduced to the extent that it was caused or contributed by Leadtec. In addition, the maximum aggregate amounts that Leadtec may recover for losses due to breach or inaccuracy of CBI’s representations or warranties in the acquisition documents is capped at the purchase price. Finally, Leadtec will not be entitled to make an indemnification claim to the extent the warranty has been disclosed in the disclosure materials, arises from a change in legislation including laws of taxation, or arises from a post-closing change in accounting basis.

Expenses

Each party to the Share Sale Agreement will bear its own expenses incurred in connection with the Share Sale. CBI’s expenses include the costs of preparing, filing with the Securities and Exchange Commission, and printing and mailing this proxy statement. However, Leadtec must pay all stamp duty payable on the Share Sale Agreement or the ancillary agreements.

Amendment

The Share Sale Agreement may only be amended in a written document signed by CBI and Leadtec or in a written waiver signed by the party to be bound thereby.

15

PROPOSAL NO. 2— FACILITY SALE

Background of the Facility Sale

The management of CBI have been reviewing potential sale strategies to determine the most profitable and efficient manner to sell the Facility.

Therefore, on October 25, 2010, a special meeting of the Board of Directors was called and convened at 8:00 pm via teleconference. Present and participating in the meeting were Directors, Dr. Bill Guo, Dr. Richard J. Freer, Mr. James D. Causey, Mr. Samuel P. Sears Jr., Dr. Paul D’Sylva, and Dr. Maria Song.

The Board of Directors approved the proposed sale of the Facility located at 601 Biotech Drive, Richmond, VA 23235 for no less than $4,300,000. The Board of Directors believe the proposed Facility Sale is in the best interests of CBI’s shareholders at this time and strongly recommend a vote in favor of the proposed Facility Sale.

Description of the Facility

The Facility is situated in the County of Chesterfield, Virginia on an approximately 4.592 acre parcel of land, commonly known as 601 Biotech Drive, Richmond, Virginia 23235. The Facility includes: (i) all existing improvements located thereon, including without limitation the existing free standing office and laboratory building of approximately 32,194 square feet and (ii) all existing exterior areas, including without limitation all parking lots, driveways, sidewalks, other paved areas, landscaped areas and loading dock areas. The building is comprised of approximately 24,000 square feet of laboratory space and approximately 8,000 square feet of office and warehouse space.

Proceeds from the Facility Sale

CBI will retain the proceeds of the Facility Sale. CBI does not intend to distribute any of the proceeds to its shareholders, but will use the proceeds, along with its other cash and cash equivalents, in connection with its future business plan.

Recommendation of the Board of Directors

The Board of Directors has determined that the Facility Sale is in the best interests of CBI and its shareholders. The Board of Directors recommends that the shareholders vote in favor of the proposal to approve the Facility Sale.

Conflicts of Interest

None of CBI’s current officers or directors has a conflict of interest in relation to the approval of the Facility Sale.

Appraisal or Dissenters Rights

Shareholders entitled to vote in the Facility Sale proposal will have the right to seek an appraisal of the fair value of their shares, under Virginia Code §13.1-730.

Regulatory Matters

The Facility Sale is not subject to any material federal or state regulatory requirement or approval, other than that described in this proxy statement relating to Virginia law.

16

U.S. Federal Income Tax Consequences

The following discusses the material U.S. federal income tax consequences of the Facility Sale to CBI and its shareholders. CBI does not anticipate any federal income tax effect to its security holders as a result of the sale. This discussion is based on the United States Internal Revenue Code of 1986, as amended (the “Code”). CBI’s shareholders will continue to hold their securities and, as a result will not recognize any gain or loss from the Facility Sale. The conclusions expressed above are based on current United States tax law. Future legislative, administrative or judicial changes or interpretations, which can apply retroactively, could affect the accuracy of those conclusions. No rulings have been or will be sought from the Internal Revenue Service concerning the tax consequences of this transaction. The discussion does not address all of the tax consequences that may be relevant to particular taxpayers in light of their personal circumstances or to taxpayers subject to special treatment under the Code. Such taxpayers include non-U.S. persons, insurance companies, tax-exempt entities, dealers in securities, banks and persons who acquired their shares of capital stock pursuant to the exercise of employee options or otherwise as compensation.

BECAUSE OF THE COMPLEXITY OF THE TAX LAWS, AND BECAUSE THE TAX CONSEQUENCES TO ANY PARTICULAR SHAREHOLDER MAY BE AFFECTED BY MATTERS NOT DISCUSSED ABOVE, EACH CBI SHAREHOLDER IS URGED TO CONSULT A TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE TRANSACTION TO HIM, HER OR IT, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS, AS WELL AS FEDERAL TAX LAWS.

Necessity for Shareholder Approval

Virginia Code § 13.1-724 provides that transactions such as the one contemplated by the Facility Sale proposal must first be adopted by the Board of Directors, then submitted to the shareholders for approval. §13.1-724 further provides that unless otherwise provided in a company’s articles of incorporation, a transaction such as the one contemplated by the Facility Sale proposal must be approved by at least two-thirds of the votes entitled to be cast on the proposal. CBI’s Articles of Incorporation confirm, and do not alter, the two-thirds voting requirement.

Required Vote

To be approved by the shareholders, the proposal to approve the Facility Sale must receive the affirmative votes of two-thirds of the votes entitled to vote on the proposal.

Consequences If Not Approved

If the Facility Sale is not approved by CBI’s shareholders, then CBI will not consummate the Facility Sale upon the terms currently contemplated by the Facility Sale proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR”

THE FACILITY SALE.

17

FINANCIAL HISTORY AND EFFECTS OF PROPOSED SALES

Selected Financial Information

The following table presents CBI’s financial data for the period ended June 30, 2010.

	Commonwealth Biotechnologies	Pro Forma Adjustments	Combined Pro Forma
Operational Data (For the Six-month period ended June 30, 2010):
Revenues	$1,571,422	$(1,571,422)	$—
Net income (loss)	$(473,329)	$(4,139,791)	$(4,613,120)
Basic and diluted income (loss) per common share	$(0.05)	$(0.42)	$(0.47)
Balance Sheet Data (June 30, 2010):
Total Current Assets	$824,419	$(172,523)	$651,896
Total Assets	$6,455,894	$(5,797,591)	$658,303
Total Current Liabilities	$3,285,380	$(3,210,380)	$75,000
Total Liabilities	$5,740,501	$(5,665,501)	$75,000
Total Stockholders’ Equity	$715,393	$(132,090)	$583,303

Unaudited Pro Forma Financial Data

The following table presenting pro forma balance sheet as of June 30, 2010 and pro forma statements of operations for the six-month period ended June 30, 2010 and the year ended December 31, 2009 reflect the financial position and results of operations after adjustment for the Share Sale and the Facility Sale. Assumptions were as follows:

•

for balance sheet presentation, the Share Sale and the Facility Sale were assumed to have occurred on the balance sheet date. Payoffs of liabilities from the net proceeds received were also posted as of the balance sheet date.

•

the pro forma statements of operations assume that the Share Sale and the Facility Sale occurred at the beginning of the period presented. The proceeds from these sales will be used to pay off CBI’s debt, accounts payable and substantially all of the remaining liabilities. Consequently, no results of operations for Mimotopes are included in the pro forma statements of operations. In addition, interest expense and depreciation expense have been eliminated from the pro forma statements of operation.

A description of the adjustments made to arrive at the pro forma balance sheet and statements of operations are as follows:

A	To record the Share Sale for $950,000.

B	To record the payoff of the PIPE Investor notes and accrued interest from the net proceeds received from the Share Sale.

C	To apply funds held in escrow for the benefit of the PIPE Investors.

D	To record the Facility Sale. Net proceeds from the sale are $4,146,000 (Sales price of $4.3 million less estimated selling costs of $154,000).

E	To record the payoff of liabilities from the net proceeds received from the Facility Sale.

F	Transfer lease deposit equal to three months rent to the new building owners.

G	To eliminate interest expense resulting from the pay off of all debt with the proceeds received from the Share Sale and the Facility Sale.

H	To eliminate depreciation expense on the building.

18

Unaudited Pro Forma Balance Sheet

As of June 30, 2010

	CBI	Pro Form Adjustments		Pro Forma Balance Sheet
Assets
Current Assets
Cash and cash equivalents	$421,699	$(286,361)	A	$606,461
		950,000	A
		(531,258)	B
		(79,031)	B
		4,146,000	D
		(3,869,715)	E
		(144,873)	F
Investments	527	—		527
Accounts receivable	398,592	(356,311)	A	42,281
Other current assets	3,601	(974)	A	2,627

Total current assets	824,419	(172,523)		651,896

		(3,848,700)	D
Property and Equipment, net	5,338,357	(1,483,250)	A	6,407

Other Assets
		(200,000)	C
Restricted cash	293,118	(93,118)	A	—

Total other assets	293,118	(293,118)		—

Total Assets	$6,455,894	$(5,797,591)		$658,303

Liabilities and Stockholders’ Equity
Current Liabilities		$(575,067)	E
Accounts payable	$968,620	(393,553)	A	$—
		(788,600)	E
		(200,000)	C
		(531,258)	B
Current maturities of long term debt	1,523,832	(3,974)	A	—
		(3,937)	E
Other current liabilities	321,970	(243,033)	A	75,000
		(85,910)	E
Accrued payroll liabilities	285,974	(200,064)	A	—
		(105,953)	E
Interest payable	184,984	(79,031)	B	—

Total current liabilities	3,285,380	(3,210,380)		75,000

Long-term deposit	144,873	(144,873)		—
Long-term debt less current maturities	2,310,248	(2,310,248)	E	—

Total Liabilities	5,740,501	(5,665,501)		75,000

Commitments, and contingencies	—	—		—
Stockholders equity
CBI - Preferred stock, no par value, 1,000,000 shares authorized - none outstanding	—	—		—
CBI - Common stock, no par value, 100,000,000 shares authorized; December 31, 2009 - 8,791,712 issued and outstanding	—	—		—
Additional paid-in-capital/Registered capital	26,119,191	—		26,119,191
Suplus reserve	—	—
Accumulated other comprehensive income	436,338	(436,338)	A	—
Accumulated earnings (deficit)	(25,840,136)	4,723,486	A	(25,535,888)
		(4,716,538)	A
		297,300	D

Total stockholders’ equity	715,393	(132,090)		583,303

Total Liabilities and Stockholders’ Equity	$6,455,894	$(5,797,591)		$658,303

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Pro Forma Statement of Operations

For the Six-Month Period Ended June 30, 2010

	CBI	Pro Forma Adjustments		Pro Forma Statement of Operations
Net revenues	$1,571,422	$(1,571,422)	A	$—
Cost of services	1,062,969	(1,062,969)	A	—

Gross profit	508,453	(508,453)		—

		(87,668)
Selling, general and administrative	1,448,145	(861,250)	A	499,227

Operating income (loss)	(939,692)	440,465		(499,227)

Other income (expense)
Loss on sale of Mimotopes	—	(4,716,538)	A	(4,716,538)
Gain on sale of land and building		297,300	D	297,300
Realized losses	38,790	(38,324)	A	466
Interest expense	(113,321)	113,321	G	—
Rental Income	439,924	(124,218)	A	315,706
Other income (expense)	100,970	(111,797)	A	(10,827)

Total other income (expense)	466,363	(4,580,256)		(4,113,893)

Income (loss) before taxes	(473,329)	(4,139,791)		(4,613,120)
Provision for income taxes	—	—		—

Income (loss) from continuing operations	(473,329)	(4,139,791)		(4,613,120)
Income from discontinued operations	—	—		—

Net income (loss)	$(473,329)	$(4,139,791)		$(4,613,120)

Earnings per share
Basic and diluted loss per commons share from continued operations	$(0.05)	$(0.42)		$(0.47)
Basic and diluted loss per commons share from discontinued operations	—	—		—

Basic and diluted loss per commons	$(0.05)	$(0.42)		$(0.47)

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Pro Forma Statement of Operations

For the Year Ended December 31, 2009

	CBI	Pro Forma Adjustments		Pro Forma Statement of Operations
Net revenues	$2,728,841	$(2,728,841)	A	$—
Cost of services	2,261,855	(2,261,855)	A	—

Gross profit	466,986	(466,986)		—

		(157,845)	H
Selling, general and administrative	3,078,866	(1,182,599)	A	1,738,422

Operating income (loss)	(2,611,880)	873,458		(1,738,422)

Other income (expense)
Loss on sale	—	(4,716,538)	A	(4,716,538)
Gain on sale of land and building		297,300	D	297,300
Realized losses	(228,913)	39,093	A	(189,820)
Interest expense	(475,658)	5,811	A	—
		469,847	G
Rental Income	351,345	(251,451)	A	99,894
Other income	197,050	(197,050)	A	—

Total other income (expense)	(156,176)	(4,352,988)		(4,509,164)

Income (loss) before taxes	(2,768,056)	(3,479,530)		(6,247,586)
Provision for income taxes	—	—		—

Income (loss) from continuing operations	(2,768,056)	(3,479,530)		(6,247,586)
Gain on sale of discontinued operations	383,782	—		383,782
Income from discontinued operations	23,902	—		23,902

Net income (loss)	$(2,360,372)	$(3,479,530)		$(5,839,902)

Earnings per share
Basic and diluted loss per commons share from continued operations	$(0.36)	$(0.46)		$(0.82)
Basic and diluted loss per commons share from discontinued operations	0.05	—		0.05

Basic and diluted loss per commons	$(0.31)	$(0.46)		$(0.77)

21

WHERE YOU CAN FIND MORE INFORMATION

CBI files reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended. You may read and copy reports, proxy statements and other information filed by CBI with the Securities and Exchange Commission at the Securities and Exchange Commission public reference room located at 100 F Street, N.E., Washington, D.C. 20549.

You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

CBI files their reports, proxy statements and other information electronically with the Securities and Exchange Commission. You may access information on CBI at the Securities and Exchange Commission web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement, or any annex to this proxy statement, are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement.

If you would like additional copies of this proxy statement, or if you have questions about the Share Sale and the Facility Sale, you should contact:

COMMONWEALTH BIOTECHNOLOGIES, INC.

718 GROVE ROAD

MIDLOTHIAN, VIRGINIA 23221

(804) 464-1601

ATTENTION: RICHARD J. FREER, PH.D.

22

ANNEX

Annex A     Share Sale Agreement

23

Commonwealth Biotechnologies Inc.

-and-

Leadtec Systems Australia Pty Ltd

SHARE SALE AGREEMENT

THOUGHTPOST

Legal

Tel: (03) 5276 1001

Fax: (03) 5276 1076

petertunjic@thoughtpost.com.au

1.	Definitions and interpretation		4
	1.1	Definitions	4
	1.2	Interpretation	8

2.	Sale and Purchase of Shares		9
	2.1	Sale and purchase	9
	2.2	No Encumbrances	9

3.	Conditions		9
	3.1	Condition Precedent	9
	3.2	Waiver	10
	3.3	Satisfaction of Conditions Precedent	10
	3.4	Failure to Satisfy	10

4.	Purchase Price		10
	4.1	Calculation of Purchase Price	10
	4.2	Payment of Purchase Price	10
	4.3	Calculation of Earn Out	11
	4.4	Method of Payment	11

5.	Not Used		11

6.	Pre-Completion		11
	6.1	Due Diligence	11
	6.2	Excluded Liability	11
	6.3	Excluded Debt	12
	6.4	Conduct of Business	12

7.	Completion		13
	7.1	Completion Date and place	13
	7.2	Vendor Obligations on Completion	13
	7.3	Purchaser’s obligations on Completion	14
	7.4	Application to Subsidiary	14
	7.5	Non-Compliance	14

8.	Loan Accounts		14
	8.1	Company Indebtedness	14

9.	GST		15
	9.1	GST	15

10.	Warranties and Liability		15
	10.1	Warranties by Vendor	15
	10.2	Each Warranty Separate	15
	10.3	Set off	15
	10.4	Vendor Indemnities	15
	10.5	Access to Books and Records	16
	10.6	Application to Subsidiary	16

11.	Liability Limitations		16
	11.1	Acknowledgements	16
	11.2	No Ability to make Warranty Claim	16
	11.3	Minimum Limit on Warranty Claims	16
	11.4	Maximum Liability	16
	11.5	Reduction in Warranty Claims	17

12.	Default Interest		17

13.	Vendor Restraint		17
	13.1	Definitions	17
	13.2	Vendor Restraint of Trade	18
	13.3	Severance	19
	13.4	Exception	19

14.	General		19
	14.1	Further assurance	19
	14.2	Governing law	19
	14.3	Effect of Completion	19
	14.4	Waiver and Variation	19
	14.5	Dispute Resolution	19
	14.6	Amendments	20
	14.7	Entire Agreement	20
	14.8	Stamp Duty	20
	14.9	Legal Costs	20
	14.10	Merger	20
	14.11	Confidentiality	20
	14.12	Severance	21
	14.13	Time	21
	14.14	Counterparts	21
	14.15	Notices	22

Date	2010

Parties

1.	Commonwealth Biotechnologies, Inc 718 Grove Road Midlothian Virginia, 23114 (the “Vendor” )

2.	Leadtec Systems Australia Pty Ltd (ACN 007 455 601) Level 1, 5 Lakeside Drive, Burwood East Victoria, 3151 (the “Purchaser”)

Recitals

The Vendor wishes to sell and the Purchaser wishes to buy the Shares on the terms and Conditions of this Agreement.

The Parties agree

1.	Definitions and interpretation

1.1	Definitions

In this Agreement:

Agreement means this share sale agreement.

Accounting Standard means generally acceptable Australian accounting principles.

Accounts mean the statement of financial position for the Group as at the Accounts Date, a copy of which is set out in Schedule 3.

Accounts Date means 30 June 2010.

Authorities has the meaning ascribed to it in Clause 10 of Schedule 1.

Bill Rate means the 90 day bank bill rate as quoted in the Australian Financial Review ( or some equivalent rate if quotation ceases) on the first Business Day following the due date.

Business means the development, marketing and distribution of the following sector specific, research-grade biochemical products and services for the life-science sector: custom peptides; PepSets™ Peptide Libraries (custom designed peptide libraries for various screening applications in proteomics, immunology and drug discovery); peptide reagents; SynPhase™ Lanterns (proprietary modular solid phase supports for organic synthesis, combinatorial chemistry, peptide chemistry, molecule scavenging, and affinity applications); catalog sales of high-quality catalog peptides, peptide synthesis reagents and combinatorial chemistry products; and immunology services related to the design, synthesis, and conjugation of high quality purified peptides to immunogenic protein carriers.

Business Day means a day on which all banks are open for business generally in Victoria, Australia.

Books and Records means originals and copies of information, data, correspondence or records of the Company and Subsidiary, wherever situated, of or in any way relating to the assets and the Business in the possession or control of the Vendor ,the Company and the Subsidiary, including:

(a)	procedures, operation and training manuals and materials;

(b)	orders and invoices;

(c)	customer and supplier lists;

(d)	address and contact database;

(e)	financial records and accounts including ledgers, journals and books of account;

(f)	tax returns;

(g)	records relating to employees;

(h)	sales and promotional literature, advertising materials and literature; and

(i)	bank compliance records over the past 7 years;

(j)	software license agreements;

(k)	all agreements and contracts, (including leases and sub leases) with suppliers and with customers; and

(l)	all commercial correspondence.

Company means Mimotopes Pty Ltd (ACN 090841286).

Constitution means the constitutions of the Company and Subsidiary annexed and marked “A”.

Claim(s) means any claims, demands or causes of action (whether based in contract, tort or Statute), proceeding or demand brought or made against that person, and any cost, expense, Loss or liability incurred, or suffered by, or recovered against, that person, however arising.

Completion means completion of this Agreement and the sale and purchase of the Shares in accordance with the terms of this Agreement.

Completion Date has the meaning ascribed to it in Clause 7.1.

Conditions means the conditions set out in Clause 3.1.

Disclosure Materials means:

(a)	the Disclosure Schedule;

(b)	the material provided or made available to the Purchaser or its nominees by the Vendor or Company as part of their due diligence investigations.

Disclosure Schedule means the schedule of disclosures as contained in Schedule 2.

Earn Out Amount means the amount (if any) calculated in accordance with Clause 4.1(b).

Earn Out Accounts means the balance sheet and profit and loss of the Company as at the close of business 30 June 2011.

EBIT means an amount equal to the net income of the Company LESS the sum of:

(a)	income tax credits; interest income; gain from extraordinary items;

(b)	any income or gains as a result of the forgiveness of any debts intercompany loans between the Vendor and the Company;

(c)	any income or gains from any grant or like payment from any Authority;

(d)	any aggregate net gain (but not any aggregate net loss) arising from the sale, exchange or other disposition of capital assets (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities); and

(e)	any other non-cash gains which have been added in determining net income, in each case to the extent included in the calculation of net income in accordance with GAAP, but without duplication;

PLUS (to the extent deducted in determining net income), the sum of:

(f)	any income tax expense; interest expense;

(g)	loss from extraordinary items; and

(h)	the amount of any deduction to net income as the result of any grant to any members of the management of any shares, in each case to the extent included in the calculation of net income in accordance with GAAP, but without duplication.

For purposes of the definition of EBIT, the following items are excluded in determining net income:

(i)	the income (or deficit) of any person accrued prior to the date it became a subsidiary of, or was merged or consolidated into, the company or any of its subsidiaries;

(j)	the income (or deficit) of any person (other than a subsidiary) in which the company or any of its subsidiaries has an ownership interest, except to the extent any such income has actually been received in the form of cash dividends or distributions;

(k)	the undistributed earnings of any subsidiary of the company or any of its subsidiaries to the extent that the declaration or payment of dividends or similar distributions by such subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such subsidiary;

(l)	any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during the relevant period;

(m)	any write-up of any asset;

(n)	any net gain from the collection of the proceeds of life insurance policies;

(o)	any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any indebtedness, of the company or any of its subsidiaries;

(p)	in the case of a successor to the company or any of its subsidiaries by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets; and

(q)	any deferred credit representing the excess of equity in any subsidiary of the company or any of its subsidiaries at the date of acquisition of such subsidiary over the cost to the company or any of its subsidiaries of the investment in such subsidiary.

Encumbrance includes any mortgage, charge, pledge or lien or any other adverse right or interest of any nature.

Execution Date means the date this Agreement is signed by both Parties.

Excluded Liability means the liability disclosed in Clause 6.2(a).

Government Agency means:

(a)	any person, agency or other thing exercising an executive, legislative, judicial or other government function of any country or political subdivision of any country;

(b)	any public authority constituted by or under a law of any country or political subdivision of any country; and

(c)	any government deriving a power directly or indirectly from any other government agency as defined above.

Group means the Company and the Subsidiary.

Initial Payment means $950,000.00.

Intellectual Property means all trademarks, designs, patents and copyrights, whether Australian or foreign, and all customer listings and other industrial and intellectual property, including drawings, computer programs and production details, exclusively subsisting in, exclusively used in or exclusively relating to the Business.

Lease the agreement to lease the Lease Premises between the Company and Monash University.

Leased Premises means the premises situated at the corner of Martin and Duerdin Streets, Clayton.

Loss means any loss, cost, charge, liability, expense, damage or diminution in value of any kind or character.

Parties mean the parties to this Agreement.

Purchase Price means the amount calculated in accordance with Clause 4.1:

Related Body Corporate has the meaning given in section 9 of the Corporations Act.

Related Party in respect of a person means anyone who is an associate of that person under the Corporations Act.

Reserved Cash means the security deposit paid to the Monash University in accordance with the terms of the Lease.

Restricted Activities has the meaning set forth in Clause 13.1(a).

Restricted Capacities has the meaning set forth in Clause 13.1(b).

Restricted Period has the meaning set forth in Clause 13.1(c).

Restricted Territories has the meaning set forth in Clause 13.1(d).

Sub lease means each agreement to sub lease or licence part of the Leased Premises to Phosphagenics Limited.

Shares means 5,682,074 fully paid ordinary shares in the Company being all the issued capital of the Company.

Subsidiary means Mimotopes (UK) Ltd.

Tax and Taxation means all of the following:

(a)	all forms of taxation, duties, imposts, fees, levies, deductions or withholdings, whether of Australia or elsewhere, including income tax, fringe benefits tax, withholding tax, capital gains tax, PAYE, GST, customs and other import or export duties, excise duties, sales tax, stamp duty or like imposts; and

(b)	any interest or penalty in connection with it.

Warranties mean the representations and warranties in Schedule 1.

Warranty Claim means any Claim by the Purchaser in connection with a breach of any Warranties.

$ means US dollars (unless otherwise provided).

1.2	Interpretation

In this Agreement:

(a)	a reference to any party or other person includes that person’s successors and permitted assigns;

(b)	a reference to this or any other document includes a reference to that document as amended, supplemented, novated or replaced from time to time;

(c)	a reference to a person includes a natural person, corporation, partnership, trust, estate, joint venture, sole partnership, government or governmental subdivision or agency, association, co-operative and any other legal or commercial entity or undertaking;

(d)	the words “include” and “including” mean “including but not limited to”;

(e)	where any act is required by this Agreement to be done on a given day and that day is not a Business Day then the act is required to be done on the next following Business Day;

(f)	reference to any legislation or to any section or provision of any legislation includes any statutory modification or re-enactment or any statutory provision substituted therefore and all ordinances, by-laws, regulations and other statutory documents issued there under;

(g)	no rule of construction applies to the disadvantage of a Party merely because that Party was responsible for the preparation of this Agreement or any part of it;

(h)	A reference to any Australian legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any other jurisdiction other than Australia be deemed to include what most nearly approximates in that jurisdiction to the Australia legal term and reference to any Australian statute shall be construed so as to include equivalent or analogous laws of any other relevant jurisdiction; and

(i)	the headings in this Agreement do not affect its interpretation.

2.	Sale and Purchase of Shares

2.1	Sale and purchase

Subject to the satisfaction of the Conditions, the Vendor agrees to sell and the Purchaser agrees to purchase the Shares being the entire issued capital of the Company.

2.2	No Encumbrances

The Shares will be sold:

(a)	free from all Encumbrances and adverse equities or interests of any kind; and

(b)	together with all rights now attached or attaching thereto, including the right to all dividend and distributions hereafter declared, made or paid.

3.	Conditions

3.1	Condition Precedent

Completion will not proceed unless:

(a)	the board of directors and shareholders of the Vendor have approved the sale of the Shares to the Purchaser whether or not for the purposes of any listing rules, constitution, statute or any other relevant laws;

(b)	the board of the Purchaser have approved the purchase of the Shares;

(c)	all inter-company loans between the Vendor and Company or Subsidiary are forgiven;

(d)	neither the Company, Subsidiary, nor Vendor has:

(i)	entered into or called a meeting with a view to entering into a composition or arrangement with its creditors;

(ii)	had a receiver or controller appointed over the whole or part of its property;

(iii)	resolved to appoint, or has appointed to it, an administrator;

(iv)	had execution levied against it by creditors, debenture holders or trustees under a floating charge; or

(v)	had any action or proceeding instituted against it which may result in the winding up of the Company, Subsidiary or Vendor, or an order is made or a resolution is passed which will lead to the winding up of the Company, Subsidiary or Vendor;

(e)	the Purchaser has received unconditional confirmation of funding of the Purchase Price from either or both of its bank or investment partners;

(f)	the Purchaser is satisfied with its due diligence in respect of the Group and none of the Warranties is or has become false, misleading or incorrect in any material respect;

(g)	the Vendor has obtained the unconditional consent of Monash University to the change of ownership of the Company; and

(h)	the sale and purchase of Shares not being in breach of any order, law or administrative direction.

3.2	Waiver

(a)	The Condition in Clause 3.1(a) is for the benefit of the Vendor which may waive compliance with all or part of these Conditions.

(b)	The Conditions in Clauses 3.1 (b), (c), (d), (e), (f), (g) is for the benefit of the Purchaser which may waive compliance with all or part of those Conditions.

(c)	The Condition in Clause 3.1(h) is for the benefit of the Purchaser and Vendor and cannot be waived except by mutual agreement.

3.3	Satisfaction of Conditions Precedent

Until Completion each of the Parties agrees with the others to do all acts, matters and things which are within their respective power or control to ensure that each of the Conditions set out in Clause 3.1 are satisfied on or before the Completion Date.

3.4	Failure to Satisfy

If any Condition set out in Clause 3.1 is not satisfied or waived on or before the Completion Date (or such other date agreed by the Parties) then:

(a)	this Agreement automatically terminates and has no further effect;

(b)	each Party is released from its obligations except those imposing an obligation that continues after termination; and

(c)	each Party retains the rights it has against any other Party in respect of any past breach.

4.	Purchase Price

4.1	Calculation of Purchase Price

The purchase price payable by the Purchaser to the Vendor shall be:

(a)	the Initial Payment; and

(b)	Earn out Amount calculated as follows:

(i)	If the EBIT of the Company is equal to or less than $500,000.00 for the financial year ending 30 June 2011, the Earn Out Amount = $0.00

(ii)	If the EBIT of the Company is more than $500,000.00 for the financial year ending 30 June 2011, the Earn Out Amount = $100,000.00

4.2	Payment of Purchase Price

(a)	The Purchase Price will be paid as follows:

(i)	the Initial Payment will be paid on Completion; and

(ii)	Earn Out Amount (if any) will be paid on the first anniversary of Completion.

(b)	The Parties acknowledge and agree that:

A.	the Earn Out Amount may be $0.00; and

B.	the Earn Out Amount shall be no more than $100,000.00

4.3	Calculation of Earn Out

The Purchaser will procure that the Company:

(a)	prepares Earn Out Accounts in accordance with the Corporations Act 2001 and the Accounting Standards.

(b)	cause a copy of the Earn Out Accounts to be given to the Vendor as soon as possible after completion; and

(c)	use all reasonable efforts to cause the matters required under this paragraph to be completed not later than forty five (45) Business Days after the end of financial year ending 30 June 2011.

4.4	Method of Payment

All payments under this Agreement will be paid by wire of immediately available funds in the manner specified by the Vendor to the Purchaser.

5.	Not Used

6.	Pre-Completion

6.1	Due Diligence

(a)	After the date of this Agreement and pending Completion, the duly nominated employees and representatives of the Purchaser will be given reasonable access to all operational records exclusively relating to the Business and officers of the Vendor, Company and Subsidiary to allow the Purchaser the opportunity to:

(i)	inspect the assets of the Business and to be informed of all obligations or arrangements which will or may continue in force after Completion; and

(ii)	without limitation, conduct such due diligence enquiries as is reasonably necessary.

(b)	The Purchaser must only exercise its rights pursuant to Clause 6.1(a) for the purposes of this Agreement.

6.2	Excluded Liability

(a)	The Parties agree that the indebtedness of the Company to Corporate Traveller in the amount of $41,972.51 (AUD) is an excluded liability (the “Excluded Liability”).

(b)	The Company will pay and discharge the Excluded Liability but the Parties agree that the Purchase Price shall be reduced by an amount equal to the Excluded Liability whether the Excluded Liability is paid prior to or after Completion.

6.3	Excluded Debt

(a)	The Parties agree that the indebtedness of Paul D’Sylva and Dramon Consulting (the “Debtors”) in respect of the amount of $41,972.51 (AUD) is an excluded debt (“Excluded Debt”).

(b)	The Purchaser will procure that the Company, on behalf of the Vendor, seeks to collect the Excluded Debt for a period of 12 months immediately following the Completion Date at no cost to the Vendor.

(c)	The Purchaser will account the Vendor for any money collected on its behalf.

(d)	The Purchaser will not have authority to nor be obliged to commence, continue or defend either alone or jointly, with or on behalf of the Vendor, any legal action for the recovery of the Excluded Debt.

(e)	Neither the Purchaser nor the Company will be liable for any loss or damage suffered by the Vendor as a result of or in any way arising from or in connection with any act, omission, neglect or default, other than wilful neglect or default, of the Purchaser, its servants or agents in relation to the collection by the Company of the Excluded Debt.

6.4	Conduct of Business

Until Completion unless the Purchaser otherwise consents in writing:

(a)	the Vendor will ensure that the Company and Subsidiary:-

(i)	carries on the Business in a normal, proper and efficient manner as a going concern;

(ii)	use its best endeavours to preserve its goodwill; the value of the Business and its trading and financial position; and

(iii)	promptly inform the Purchaser of any matter which materially affects the Business and ensure that the Purchaser is consulted thereon

(b)	the Vendor will ensure that the Company and the Subsidiary will not:-

(i)	repay any intercompany loan between the Vendor and the Company;

(ii)	increase, reduce or otherwise alter its capital or grant any options for the issue of shares or other securities;

(iii)	make any distribution or revaluation of its assets (including declaring or paying a dividend);

(iv)	buy back or cancel any of its shares;

(v)	enter into any abnormal or unusual transaction which adversely affects its business or balance sheet without the consent of the Purchaser;

(vi)	enter into any contract involving expenditure in excess of $10,000.00 without the consent of the Purchaser;

(vii)	allow the total amount owing to its trade creditors at Completion to exceed the average outstanding trade creditor balance over the previous 12 month period;

(viii)	make a loan;

(ix)	enter into a debt, hire purchase or lease agreement without the consent of the Purchaser other than in the ordinary course of business;

(x)	transfer or otherwise dispose of or agree to transfer or dispose of its business, undertaking or assets or any part of them;

(xi)	pass any resolution of its members or make any alteration to the Constitution;

(xii)	alter any accounting policy or practice (except as a result of any change to the Australian Accounting Standards).

unless otherwise expressly provided in this Agreement.

7.	Completion

7.1	Completion Date and place

Completion will take place at the Leased Premises on the 30th of November, 2010, unless some other date is agreed by the Parties in writing (the “Completion Date”).

7.2	Vendor Obligations on Completion

On Completion the Vendor will:

(a)	deliver to the Purchaser:

(i)	properly executed transfer of the Shares in registrable form together with the share certificates for the Shares and any other consents which the Purchaser requires to obtain registration of the transfer of the Shares;

(ii)	all of the following:

A.	the Constitution and the certificate of incorporation of the Company;

B.	the executed resignation of each director of the Company ( together with a release of all Claims in the form prepared by the Purchaser);

C.	a list of all bank accounts and all cheque books and credit cards of the Company;

D.	the common seal (if any) of the Company;

E.	all registers that are required to be kept pursuant to the Corporations Act 2001 of the Company;

F.	minute books of shareholders and directors’ meetings of the Company;

G.	all books of accounts of the Company;

H.	all documents of title relating to the assets of the Company;

I.	copies of all taxation returns and assessments of the previous 7 years of the Company;

J.	all current permits, licences and other documents issued under any legislation relating to the conduct of the business of the Company;

K.	all other Books and Records relating to the Company; and

L.	any notices and other documents as may be required to be executed or registered under any statute or otherwise in connection with the sale of the Shares.

(b)	cause the directors of the Company (as the context requires) to resolve on the Completion Date to:

(i)	approve the transfer and registration of the Shares subject to payment of stamp duty (if any);

(ii)	appoint the nominees of the Purchaser who have consented to act as directors, secretary and public officer and approve the resignations of the outgoing directors, secretary and public officer;

(iii)	revoke all existing authorities to operate its bank accounts and appoint the nominees of the Purchaser as authorities on each of the bank accounts;

(iv)	change its registered office to an address nominated by the Purchaser;

(v)	transact any other reasonable business of which the Purchaser may give notice to the Vendor;

(c)	perform all other obligations to be performed by it on Completion under any other Clause of this Agreement.

7.3	Purchaser’s obligations on Completion

On Completion the Purchaser will:

(a)	pay the Initial Payment ( less an amount equal to the Excluded Liability) to the Vendor in accordance with the terms of Clause 4.2 (b); and

(b)	deliver copies of the signed consents for all incoming directors and officers.

7.4	Application to Subsidiary

Each of the Vendors’ obligations in this Clause 7 shall apply equally to the Subsidiary and shall apply as if a reference to the Company was a reference to the Subsidiary.

7.5	Non-Compliance

If the Vendor or the Purchaser has not complied with any material obligation imposed pursuant to Clause 7.2 or Clause 7.3 on the Completion Date, the non-defaulting party may at its option:

(a)	defer Completion for up to 10 Business Days after the scheduled Completion Date as defined in Clause 7.1 (in which case the provisions of this Clause will applied to the deferred Completion Date);

(b)	proceed with Completion so far as is practicable without affecting its rights under this Agreement; or

(c)	subject to the non defaulting Party on the Completion Date not being in breach of its obligations under this Agreement and being ready, willing and able to complete this Agreement, upon giving not less than 5 Business Days’ notice in writing to the defaulting Party of its intention to do so Terminate this agreement without limiting any other rights that the non defaulting Party may have against the defaulting Party.

8.	Loan Accounts

8.1	Company Indebtedness

The Vendor must procure that on or before Completion all indebtedness due:

(a)	from the Vendor or any Related Party to that Vendor to the Company and Subsidiary is discharged or released; and

(b)	from the Company and Subsidiary to the Vendor is discharged or released.

9.	GST

9.1	GST

If GST is imposed on any taxable supply by the Vendor in connection with this Agreement and the consideration payable is not expressed to be inclusive of GST then, subject to a valid tax invoice being issued, the Party liable to pay for the taxable supply must pay an additional amount calculated by multiplying the value of the GST exclusive consideration (without deduction or set off) by the current GST rate.

10.	Warranties and Liability

10.1	Warranties by Vendor

The Vendor represents and warrants to the Purchaser that each of the Warranties is true, accurate and not misleading. Each Warranty is made both as at the date of this Agreement and at Completion, as if made on and as at each of those dates.

10.2	Each Warranty Separate

Each of the Warranties are separate and independent and are not limited by reference to any other warrant or representation.

10.3	Set off

Without prejudice to any other right or remedy of the Purchaser, the Purchaser shall have the right to set off any sum claimed by it for breach of this Agreement (including breach of any Warranty) against any amounts payable by it to the Vendor.

10.4	Vendor Indemnities

The Vendor indemnifies the Purchaser for:

(a)	any Loss suffered or incurred by the Purchaser in respect of, by reference to or in consequence of a Warranty Claim;

(b)	any Tax Liability of the Company:

(i)	arising in respect of, by reference to or in consequence of, any Event which occurred on or before Completion unless provided for in the Accounts or the Tax Liability is otherwise disclosed to the Purchaser in the Disclosure Materials;

(ii)	arising in respect of, by reference to or in consequence of, any income, profits or gains earned, accrued or received on or before or in respect of a period before Completion unless provided for in the accounts or the Tax Liability is otherwise disclosed to the Purchaser in the Disclosure Materials;

(iii)	arising or assessed as a consequence of any failure to pay Tax by reference to or in consequence of, any Event which occurred on or before Completion unless provided in the Accounts or the Tax Liability is otherwise disclosed to the Purchaser in the Disclosure Materials;

(c)	any reasonable costs, fees or expenses incurred by the Company or Purchaser in connection with:

(i)	Tax Liability referred to in Clause 10.4(b);

(ii)	taking or defending any action ( including legal proceedings) in respect of the above.

10.5	Access to Books and Records

The Purchaser will procure that the Company permit the Vendor to have access to and copy the books and records of the Company if the Vendor is liable to indemnify the Purchaser for any Taxation obligations on the Company relating to any occurrence on or before Completion.

10.6	Application to Subsidiary

Each of the Warranties shall apply equally to the Subsidiary and shall apply as if a reference in the Warranties to the Company was a reference to the Subsidiary.

11.	Liability Limitations

11.1	Acknowledgements

The Purchaser acknowledges and agrees as follows:

(a)	the Warranties are given subject to the Disclosure Materials; and

(b)	other than as set out in this Agreement, and to the extent permitted by law, all implied and express warranties, representations or statements made by the Vendor to the Purchaser in respect of the Shares and Business are excluded.

11.2	No Ability to make Warranty Claim

The Purchaser will not be entitled to make a Warranty Claim in any of the following circumstances:

(a)	to the extent that provision or allowance for the matter or liability which would otherwise give rise to the Warranty Claim is provided for or allowed in the Accounts;

(b)	in respect of anything arising directly or indirectly from any transaction, matter or thing disclosed in the Disclosure Materials;

(c)	if the Warranty Claim arises from a change in legislation including any law in respect of Taxation;

(d)	if the Warranty Claim arises as a result only of a change after Completion in the accounting basis upon which the Company values its assets.

11.3	Minimum Limit on Warranty Claims

The Vendor will not be liable for any Warranty Claim if the amount formally awarded or agreed as being payable is respect of that Warranty Claim is less than $50,000.00.

11.4	Maximum Liability

(a)	The Vendor’s maximum aggregate liability to the Purchaser for all Warranty Claims is as follows:

(i)	the Company will indemnify the Purchaser in respect of all Claims and Losses suffered, incurred or sustained directly or indirectly by the Subsidiary or the Purchaser as a result of or in connection with a breach of any of the Warranties where and to the extent that the Company or the Purchaser suffers a third party claim.

(ii)	in all other cases an amount equal to the Purchase Price.

(b)	The limitations in this Clause 11.4 shall not apply in the case of fraud, any deliberate failure to disclose any information in the Disclosure Materials or the indemnity in Clause 10.4(b).

(c)	For the purpose of this Agreement, the Purchaser will be deemed to have suffered or incurred or sustained a Claim or Loss of an amount equal to the loss suffered by the Company as a result of or in connection with a breach of any of the Warranties.

(d)	Any liability of the Vendor under the Warranties will cease 24 months after Completion, except for matters which have been the subject of a bona fide written claim made by the Purchaser to the Vendor before that date which liability shall continue indefinitely.

11.5	Reduction in Warranty Claims

The Vendor liability for Warranty Claims shall be reduced to the extent that it was caused or contributed by the Purchaser (other than in the ordinary course of the business).

12.	Default Interest

If any sum due for payment under this Agreement is not paid on the due date the party in default must pay interest on that sum from the due date until the date of actual payment calculated on a daily basis at the Bill Rate plus 4%.

13.	Vendor Restraint

13.1	Definitions

For the purposes of this Clause 13, the following words have the following meanings:

(a)	“Restricted Activities” means in respect of the Vendor:

(i)	undertaking, carrying on or being engaged in or have a substantial (within the meaning of the Corporations Act) or controlling interest in any business which is substantially the same as the Business;

(ii)	having a substantial holding (within the meaning of the Corporations Act) in any body corporate doing any restricted act or thing set out in this Clause 13;

(iii)	canvassing or soliciting any person who or which at any time during the 24 months immediately preceding the Completion Date is or was a client or customer of the Business to become a customer of such a business referred to in Clause 13.1(a)(i);

(iv)	canvassing or soliciting any employee of the Purchaser to leave his employment with the Purchaser; or

(v)	counselling, procuring or otherwise assisting any person to do any of the acts referred to in any of the above paragraphs of this Clause 13;

(b)	“Restricted Capacities” means in respect of the Vendor:

(i)	on its own account;

(ii)	jointly with or on behalf of any other person, firm or company;

(iii)	as a shareholder, member, partner, joint venture participant, consultant or in any other capacity;

(c)	“Restricted Period” means in respect of the Vendor:

(i)	the period of one year after the Completion Date;

(ii)	the period of two years after the Completion Date;

(iii)	the period of three years after the Completion Date;

(iv)	the period of four years after the Completion Date;

(v)	the period of five years after the Completion Date;

(d)	“Restricted Territories” means in respect of the Vendor:

(i)	United States of America;

(ii)	European Union and all of its member states;

(iii)	United Kingdom;

(iv)	China;

(v)	Canada;

(vi)	Japan;

(vii)	India;

(viii)	New Zealand;

(ix)	Australia;

(x)	Victoria;

(xi)	New South Wales;

(xii)	Queensland;

(xiii)	Tasmania;

(xiv)	the Australian Capital Territory;

(xv)	South Australia;

(xvi)	Western Australia;

(xvii)	the Northern Territory;

(xviii)	the rest of the world, meaning to include without limitation every city, area, state, country, and region.

13.2	Vendor Restraint of Trade

(a)	Subject to Clause 13.4, in consideration of the mutual promises contained herein, the Vendor undertakes to the Purchaser, that it will not during the Restricted Period carry on any of the Restricted Activities in any of the Restricted Capacities within the Restricted Territories.

(b)	The Vendor acknowledges and agrees that:

(i)	the only effective and reasonable manner in which the Purchaser’s interests can be protected is by the restraints imposed under this agreement; and

(ii)	it will have received under this Agreement adequate consideration for the restraint obligations imposed under this Agreement; and

(iii)	the duration, extent and application of the respective restrictions contained in Clause 13 are as at the date of this Agreement (and as the Parties can at that date foresee) no greater than is reasonably necessary to protect the Purchaser’s interests and goodwill given the nature of its business and undertakings.

13.3	Severance

If any part or any provision or part of a provision of Clauses 13.1 or 13.2 is held or found to be void, invalid or otherwise unenforceable, it will be deemed to be severed to the extent that it is void or to the extent of void ability, invalidity or unenforceability, but the remainder of the Clause will remain in full force and effect.

13.4	Exception

Notwithstanding anything to the contrary contained in Clause 13 the Vendor will not be in breach of Clause 13 by reason of the Vendor holding less than five percent (5%) of the issued capital of any company whose shares are listed on a recognised stock exchange.

14.	General

14.1	Further assurance

The Parties covenant and agree that each will do all acts and things and execute all deeds and documents and other writings as are from time to time reasonably required for the purposes of or to give effect to this Agreement.

14.2	Governing law

This Agreement will be governed by and construed in accordance with the laws of Victoria, Australia. Each Party irrevocably and unconditionally submits to the exclusive jurisdiction of the courts in such jurisdiction .

14.3	Effect of Completion

Each of the obligations, Warranties, representations and undertakings set out in this Agreement which is not fully performed at Completion will continue in force after Completion.

14.4	Waiver and Variation

No waiver of any breach of this Agreement will be held or construed to be a waiver of any other subsequent or antecedent breach of this Agreement.

A provision of or a right created under this Agreement may not be:

(a)	waived except in writing signed by the Party granting the waiver; or

(b)	varied except in writing signed by the Parties.

14.5	Dispute Resolution

(a)	If any dispute, controversy or claim arises out of or in respect of this Agreement, the Parties shall endeavour to resolve the matter by negotiation, and failing negotiation, the Parties shall refer same to conciliation administered by such person or organisation as the Parties may determine by agreement or, failing agreement by the Australian Commercial Disputes Centre.

(b)	The conciliation of any dispute, controversy or claim referred to in Clause 14.5(a) shall be conducted in Melbourne or at such other place as the Parties may agree.

(c)	The conciliation shall be held in accordance with the rules laid down by the Conciliator.

(d)	Once the conciliation has commenced, a Party shall not commence proceedings in any Court in respect of a matter touching or concerning the subject matter of the conciliation unless it has first given written notice to the other Party that it has abandoned the conciliation.

(e)	Any document prepared for or in anticipation of or statements, admissions or concessions made by or on behalf of the Parties during the conciliation proceedings shall, without prejudice to the rights of the respective Parties, be inadmissible in any proceedings in any Court.

14.6	Amendments

No modification or alteration of this Agreement shall be valid or binding upon any Party unless made in writing and duly executed or signed on behalf of such Party under its seal or by its proper officers or representatives or attorneys thereunto duly authorised or, in the case of an individual by such Party under his hand.

14.7	Entire Agreement

This Agreement constitutes the full and complete understanding between the Parties with respect to the subject matter of this Agreement.

14.8	Stamp Duty

The Purchaser will pay all stamp duty associated with the purchase of the Shares.

14.9	Legal Costs

(a)	Each Party will bear their own legal costs in relation to this Agreement.

(b)	The Purchaser must pay all stamp duty payable on this Agreement or any document incidental to it.

14.10	Merger

Notwithstanding Completion of the sale and purchase of the Assets, the provisions of this Agreement will remain in full force and effect as to the obligations of the Parties respectively remaining to be performed after Completion.

14.11	Confidentiality

(a)	The Vendor agrees to keep confidential all information of a confidential nature in respect of the Company.

(b)	Subject to Clause 14.11(c) the contents of this Agreement and all books documents and information made available to any Party for the purposes of entering into this Agreement or in the course of the performance of this Agreement shall be kept confidential and shall not be disclosed to any other person without the written consent of the other Party, which consent is not to be unreasonably withheld.

(c)	Clause 14.11(b) shall not apply to any disclosure:

(i)	required by law;

(ii)	required by any applicable stock exchange listing rules;

(iii)	to solicitors, barristers, accountants or other professional advisers under a duty of confidentiality;

(iv)	by a Party to its bankers or other financial institutions, to the extent required for the purpose of raising funds or maintaining compliance with credit arrangements, if such banker or financial institution first gives a binding covenant to the other Party to maintain confidentiality, in form and substance satisfactory to the other Party;

(v)	required by this Agreement or necessary for or incidental to the performance of the obligations and duties contained in this Agreement; and

(vi)	of information in the public domain otherwise than due to a breach of Clause 14.11(b).

(d)	A Party may disclose the terms of this Agreement to its advisers under a duty of confidence.

14.12	Severance

If any provision of this Agreement offends any law applicable to it and is as a consequence illegal, invalid or unenforceable then:

(a)	where the offending provision can be read down so as to give it a valid and enforceable operation of a partial nature it must be read down to the extent necessary to achieve that result; and

(b)	in any case the offending provision must be severed from this Agreement in which event the remaining provisions of the Agreement operate as if the severed provision had not been included.

14.13	Time

If any day appointed or specified by this Agreement for the payment of any money falls on a day on which trading banks are not open for business in Victoria, Australia the day so appointed or specified shall be deemed to be the day next following the day so appointed or specified on which trading banks are open for business.

14.14	Counterparts

This Agreement may be signed in any number of counterparts and all such counterparts taken together will be deemed to constitute one and the same document.

14.15	Notices

(a)	All notices, certificates, consents, approvals, waivers and other communications in connection with this Agreement ( “Notices”) must be in writing, signed by a person duly authorised by the sender and addressed as follows:

Vendor

Name:	Commonwealth Biotechnologies, Inc.

Address:	718 Grove Road. Midlothian, VA 23114

Fax:	(804) 464-1604

For the attention of:	Richard J. Freer, Ph.D.

Copy to

Name:	Kaufman & Canoles

Address:	1051 East Cary Street III James Center, 12th Floor Richmond, VA 23219

Fax:	(804) 771-5777

For the attention of:	Bradley A. Haneberg, Esq.

Purchaser

Name:	Purchaser

Address:	Level 1, 5 Lakeside Drive, Burwood East Victoria, 3151

Fax:

For the attention of:	Scott Needham

(b)	A Notice takes effect from the time it is received unless a later time is specified in the Notice and is taken to be received:

(i)	if hand delivered, on delivery;

(ii)	if sent by post, it is taken to be received two Business Days after posting (or seven days after posting if sent to or from a place outside Australia);

(iii)	if sent by fax, it is taken to be received at the time shown in the transmission report as the time that the whole fax was sent.

REMAINDER INTENTIONALLY BLANK

Signed as an Agreement

SIGNED for and on behalf of Commonwealth Biotechnologies, Inc.:

Name
(BLOCK LETTERS)
*please indicate position ie. Director

Date:

SIGNED for and on behalf of Leadtec Systems Australia Pty Ltd (ACN 007 455 601)
in accordance with Section 127 of the Corporations Act 2001:

*Director/*Company Secretary	Director

Name of *Director/*Company Secretary
(BLOCK LETTERS)
*please delete as appropriate	Name of Director (BLOCK LETTERS)

Date:

SCHEDULE 1

WARRANTIES

1.	ACCURACY OF INFORMATION

a.	The information set out in each Annexure and Schedule, including this Schedule 1, is complete and accurate in all respects.

b.	All information given by or on behalf of the Company or the Vendor to the Purchaser or to any director, agent or adviser of the Purchaser concerning the Company, is accurate in all respects. None of that information is misleading in any material particular, whether by inclusion of misleading information or omission of material information or both.

2.	THE AGREEMENT

a.	The execution and delivery of this Agreement by or on behalf of the Vendor and the completion of the transactions contemplated hereby:

i.	does not result in the breach of the terms and conditions of, or constitute a default under, any agreement or undertaking, oral or written, or any indenture or instrument by which the Vendor may be affected or bound; and

ii.	does not breach any order, writ, rule, regulation, injunction or decree of any court, administrative agency or governmental body or any statute, rule or regulation applicable to the Vendor or by which it may be bound.

b.	The Vendor will not:-

i.	at any time prior to Completion; or

ii.	at any time after the Completion but prior to compliance on its part with all agreements and obligations contained in this Agreement and on its part to be performed;

do or omit to do any act, matter or thing which may have the effect of defeating or prejudicing the provisions of this Agreement.

c.	This Agreement constitutes a legal, valid and binding obligation on the Vendor enforceable in accordance with its terms by appropriate legal remedy.

3.	GENERAL CORPORATE

a.	The Company is duly incorporated.

b.	The Vendor has full power and authority to enter into and perform this Agreement.

c.	All legal requirements for the formation of the Company and the issue of the Shares have been fully complied with.

d.	To the knowledge of the Vendor, no steps are being taken to have the Company removed from the register of companies.

e.	The Constitution of the Company is a true and correct copy.

f.	The register of shareholders, statutory books and other registers of the Company are up to date and have been properly kept in accordance with the law.

g.	All returns, particulars, resolutions and other documents required to be filed or delivered on behalf of the Company with or to the Australian Securities and Investments Commission (or other statutory authority) have been correctly and properly made up and filed or delivered within the appropriate periods prescribed.

h.	The Company:

i.	has not received a notice under sections 601AA or 601AB of the Corporations Act 2001; and

ii.	has not been struck off the register of Companies or dissolved and to the knowledge of the Vendor, there is no action proposed by the Australian Securities and Investment Commission (ASIC) to do so.

i.	The Company:

i.	Is the parent Company of Mimotopes UK Ltd., the Company’s sole subsidiary.;

ii.	is the legal and beneficial owner of the whole of the issued shares capital in the Subsidiary free of all Encumbrances; and

iii.	has not since its incorporation been a subsidiary of any other company other than the Vendor.

4.	SHARES

a.	The Vendor is the legal and beneficial owner of the Shares free of all Encumbrances.

b.	The Shares are fully paid.

c.	The Shares are all of the issued shares in the capital of the Company and no shares have been created or issued and there are no outstanding convertible securities, options or agreements which either now or in the future:

i.	entitle any person to call for the issue, purchase or transfer of any shares, debentures, notes or other securities in the Company; or

ii.	create or require to be created any Encumbrance over any of the Shares.

d.	Upon Completion, the Purchaser will acquire a valid and marketable title to the Shares.

e.	The Company has not exercised any lien over any of its shares.

5.	SOLVENCY

a.	The Company is:

i.	able to pay its debts as and when they fall due;

ii.	not insolvent or presumed to be insolvent under any law; and

iii.	not insolvent or under administration as defined in section 9 of the Corporations Act 2001 or has not taken any action which could result in that event.

b.	The Company has not had:

i.	a liquidator or provisional liquidator appointed;

ii.	a receiver, receiver and manager, trustee, controller, official manager or similar officer appointed;

iii.	an administrator appointed, whether under Part 5.3A of the Corporations Act 2001 or otherwise; or

iv.	an application made for the appointment of an administrator, liquidator or provisional liquidator;

over all or part of the Shares, the Business or the assets of the Company and neither the Vendor, the Company or its directors have passed a resolution for any such appointment;

c.	The Company has not had an application made for the winding up of the Company.

d.	The Company has not:

i.	entered into or resolved to enter into any scheme of arrangement, composition, assignment for the benefit of, or other arrangement with its creditors or any class of creditors; or

ii.	proposed or had proposed on its behalf a reorganisation, moratorium, Agreement of company arrangement or other administration involving one or more of its creditors, or its winding up or dissolution.

6.	ASSETS

a.	All the assets included in the Accounts are owned by the Company and particulars of all fixed assets acquired or agreed to be acquired have been disclosed to the Purchaser.

b.	That the asset register is complete and in accordance with the expenditure on assets as recorded in the Accounts (whether expensed or capitalized), and reconciles with the assets employed in the business, and matches all disclosures made to the Australian Taxation Office.

c.	Except for the current assets offered for sale or sold in the ordinary course of business, the Company has not since the Accounts Date disposed of any of the assets included in the Accounts or any assets acquired or agreed to be acquired after the Accounts Date.

d.	The property and assets of the Company comprise all the assets that are used in connection with or are necessary for the continuing conduct of the Business. These assets are either owned by the Company or are subject to lease agreements that have been disclosed to the Purchaser.

e.	That all property and equipment lease agreements are current and that no conditions of default have been triggered.

f.	All furniture, scientific equipment and devices, fixtures and fittings, machinery, computer hardware and software and plant and equipment used by the Company in the Business or otherwise located at the Premises (other than any of the same owned by the lessor or a sub-lessor) are owned by the Company and will not be disposed of or removed from the Leased Premises without the consent of the Purchaser.

7.	ACCOUNTS AND FINANCIAL RECORDS

a.	Schedule 3 sets out a complete and accurate copy of the Accounts as at the Accounts Date.

b.	The Accounts:

i.	have been prepared in accordance with the Accounting Standards; and

ii.	give a true and fair view of the state of affairs and each of the assets, liabilities, income, expenses and results of the Company for the periods and dates to which, or as at which, they apply and are in all material aspects true and correct.

c.	Since the Accounts Date the Company has been carried on in accordance with all laws and in the ordinary and usual course so as to maintain it as a going concern and the Company has not incurred or entered into debts or liabilities (actual or contingent) or contracts or engagements other than at arms’ length in the ordinary course of business and the Company has not done or omitted to do any act, matter or thing which could materially adversely affect the value of the assets of the Company or the Business.

d.	All written and financial accounting information provided to the Purchaser by or on behalf of the Vendor, relating to historical turnover, profits and expenses is true, accurate and complete for the periods to which or the dates at which such information relates.

e.	All dividends declared by the Company have been properly and validly declared and no dividends have been declared by the Company since Accounts Date and no further dividends will be declared or paid by the Company prior to Completion save for any amount agreed between the Purchaser and the Vendor.

f.	The Company has not made any application for or received any financial assistance from any government agency.

g.	Without limiting the generality of any other part of this Clause 7:-

i.	to the best of the knowledge of the Vendor, trade debtors shown in the Accounts were realisable in the ordinary course of business at the value therein stated and full and proper provision has been made in both the Accounts for bad and doubtful debts;

ii.	there are no liabilities (actual or contingent) other than the liabilities disclosed in the Accounts and since that date no additional liabilities have been incurred other than in the ordinary course of business;

iii.	all reserves and provisions for taxation as are materially necessary to cover all tax liabilities (whether or not assessed) of the Company have been made and each of the reserves and provisions so made are materially correct;

iv.	the income of the Company was not less than the amounts disclosed in the Accounts;

v.	the Accounts fully provide for bad and doubtful debts as at the Accounts Date;

vi.	the Accounts do not include inventory;

vii.	the figures disclosed by the Accounts were not affected by any unusual or non-recurring items;

viii.	the basis of depreciation adopted by the Company in its accounts constitutes proper provision for depreciation ;

ix.	at Completion the Company will not be indebted to the Vendor or any Related Party of the Vendor;

x.	to the best of the knowledge of the Vendor, there are no circumstances which might reasonably be expected to materially and adversely affect the Company or the financial position, business, assets or profitability of the Company;

xi.	Since 30 June 2010 the Business of the Company shall have been conducted in the ordinary course, and there shall have been no material adverse change in the business, prospects, operations, earnings, assets or financial condition of the Company; and

xii.	There shall have been no dividend, redemption, or similar distribution, or any stock split, recapitalisation or stock issuance of any kind by the Company since 30 June 2010.

8.	BOOKS OF ACCOUNT AND RECORDS

a.	The Company holds all statutory books or books of account and other records which they are bound by law to retain in their possession either indefinitely or for a particular period or periods.

b.	The statutory books and books of account and other records of the Company were at the Accounts Date, and are, entered up to date and in a proper manner and contain true, full and accurate records of all matters required to be dealt with therein and all such books and records of the Company (including documents of title) are in the possession or control of the Company.

9.	INTELLECTUAL PROPERTY

a.	The Books and Records contain :

i.	an accurate and complete list and description of all patents, patent applications, trademarks, trade mark applications, trade names and registered designs that are used for and in conjunction with the operation of the Business;

ii.	an accurate and complete list of all information technology and software which the Company owns, and the basis of that ownership.

b.	Unless otherwise provided in the Disclosure Materials, the Intellectual Property Rights of the Company include:

i.	all rights including patent rights in the biochemical products manufactured and distributed by the Company;

ii.	the right to all license fees and royalties in relation to biochemical products invented by the Company.

c.	The Company holds the Intellectual Property Rights in its name as sole legal and beneficial owner, and free of all Encumbrances.

d.	To the knowledge of the Vendor, there are no infringements of the Company’s Intellectual Property Rights.

e.	Upon Completion the Company will continue to have assigned to it the rights to the intellectual property assets and commercial agreements that it had prior to Completion.

10.	AUTHORISATION

a.	The Company holds and currently complies with all permits, licences, authorities, registrations and consents (“Authorities”) reasonably required to carry on the Business and in respect of the Assets are and will at Completion be in force and without limiting the above the use of the Leased Premises is permitted under all relevant planning statutes and regulation and there is no breach of the same except as disclosed in the Disclosure Materials;

b.	There are no outstanding notices issued by any competent statutory authority affecting or relating to or which may affect or relate to the Business or any of the assets of the Company or the Leased Premises.

11.	CONDUCT OF BUSINESS

a.	There is no reason known to the Vendor as at the date of this Agreement why the Company immediately after Completion will not be able to carry on the Business as it has been carried on prior to the Completion and there is no abnormal factor they materially and adversely affecting the Business.

b.	Since the Accounts Date no supplier, customer, lessor or sub lessor of the Company has substantially altered the manner in which is does business with the Company and the Vendor is not aware as at the date of this agreement that any such person will cease, or substantially reduce the volume of business as a result of the execution or completion of this Agreement.

c.	The Company is not bound by any agreement that restricts the freedom of the Company to engage in any activity or business in any area.

d.	The Company is not a Party to any agreement which entitles the other party to terminate an agreement as a consequence of a change of ownership.

e.	The Vendor is not aware of any contractual or adverse commercial consequences arising from the change of ownership arising as a result of signing or completing this Agreement.

12.	EMPLOYEES

a.	Except as disclosed in the Disclosure Materials, the Company has complied with all of its superannuation commitments and has disclosed the terms of all of its superannuation commitments to the Purchaser.

b.	Particulars of the employees of the Company are contained in the Books and Records which have been made available to the Purchaser.

c.	All managers and key personnel are employed under written employment contracts, which remain valid as a consequence of the change of ownership.

d.	The Company has not made any contract, arrangement, understanding or representation (whether written or oral) under which one or more employees, contractors or agents will or may be entitled to any benefit (monetary or otherwise) if Completion occurs.

e.	There are no special or accrued entitlements to staff over shareholding, property, profit or revenue.

f.	No Claim has been made, nor has notice been received of a potential Claim, by or on behalf of any past or present employee or contractor against the Company.

g.	Except as disclosed in the Disclosure Materials,he Company has complied with and continues to comply with all obligations arising under law, equity, statute (including occupational health and safety, annual leave, long service leave, equal opportunity, anti-discrimination, Taxation, superannuation, workers compensation and industrial laws), award, enterprise agreement or other instrument made or approved under any law with respect to its past and present employees and contractors.

13.	LITIGATION

a.	The Company and any person for whom the Company is or may be liable are not engaged in any proceedings in relation to the Business.

b.	There is no unfulfilled or unsatisfied judgment outstanding against the Company relating to any of the Shares, assets or the Business.

c.	To the best of the knowledge of the Vendor, there are no causes of action against the Company in respect of which the Company is not fully indemnified nor any facts or circumstances which could or might lead to the commencement of legal proceedings, either civil or criminal and whether at common law or under statute, against the Company.

14.	INSURANCE

a.	All insurance contracts which are currently in force have been disclosed to the Purchaser.

b.	The Company has at all material times been properly and adequately covered by public risk insurance and nothing has been and pending Completion nothing will be done or omitted to be done which would make any policy of insurance void or voidable

c.	As far as the Vendor is aware, each Insurance contract is valid and enforceable and there is no fact or circumstance known to the Vendor which would lead to any of them being prejudiced.

d.	There is no claim outstanding under any insurance contract and the Vendor is not aware of any circumstances likely to give rise to a claim.

15.	CONTRACTS

a.	Except as disclosed in Clause 3(i) of this Schedule 1, the Company is not:-

i.	the holder or beneficial owner of any share or other capital of any other corporation wherever incorporated; or

ii.	a member of a partnership, joint venture, syndicate or other consortium arrangement or other unincorporated association (including a recognised trade association).

b.	There are no loans, guarantees, indemnities, mortgages, charges, debentures, letters of comfort, commitments to borrow or lend moneys or unusual or other encumbrances or liabilities (including contingent liabilities and whether legally enforceable or otherwise) which have been given or made or incurred by or assigned to or vested in or are outstanding on behalf of, the Company which have not been disclosed in the Accounts.

c.	The Company has not since Accounts Date sold or disposed of, assigned, factored or dealt in any way with debts due to it except by way of receipt thereof in the ordinary course of business.

d.	No contract or commitment has been entered into or incurred by the Company which remains unperformed and which:

i.	is outside its ordinary and proper course of business; or

ii.	involves or is likely to involve obligations or liabilities which by reason of their nature or magnitude ought reasonably to be made known to the Purchaser.

e.	No offer, tender, quotation or the like given or made by the Company and still outstanding is capable of giving rise to a contract merely by any unilateral act of a third party other than offers, tenders, quotations or the like given or made by the Company in the ordinary course of business.

f.	The Company is not a party to any agreement in terms of which it is, or will be, bound to share its profits or pay any royalties.

g.	To the best of the knowledge of the Vendor, no services supplied by the Company have:

i.	been supplied in a negligent or unworkmanlike manner;

ii.	failed to comply with the requirements of law or express or implied terms of any agreement to supply the services;

iii.	been supplied in a manner which would entitle the recipient to make a claim against the Company.

h.	To the best of the knowledge of the Vendor, no goods supplied by the Company have:

i.	failed to comply with the express or implied terms of sale or the requirements of any law; or

ii.	been supplied in circumstances which would entitle the recipient to make a claim against the Company.

i.	The Vendor warrant that no contract to which the Company is a party would constitute an uncommercial transaction as defined in Section 588FB of the Corporations Act.

j.	The Company is not a party to and has not received any development or other grants from any local, state, federal or other government or government body.

k.	To the best knowledge of the Vendor, no party to an agreement with the Company is in default under it or would be in default but for a requirement of notice or lapse of time, or both.

l.	The Company is not in breach of any contract, commitment, the lease of the Leased Premises, any sub lease or other arrangement (an “obligation”) of any nature whatsoever to which it is a party, nor is the Company a party to any obligation which may be unenforceable by it by reason of the obligation being voidable at the instance of any other party or ultra vires, void or illegal.

16.	PERSONAL PROPERTY

a.	The Company is not a party to or guarantors of any personal property leases, hire purchase or credit sale agreements other than as disclosed in the Disclosure Material (“Personal Property”).

b.	In respect of the Personal Property:

i.	each agreement is valid and binding and enforceable in accordance with its terms and is in full force and effect;

ii.	in each case in which the Vendor is a lessee or a purchaser, the Vendor has been in peaceable possession of the subject matter of each agreement since the commencement of the original term of the agreement and is not in material non-compliance thereunder and no waiver, indulgence or postponement of the Vendor’s obligations thereunder have been granted by a lessor or vendor and no event has occurred which, with the passing of time or giving of notice, would place the Vendor in default thereunder.

17.	REAL PROPERTY

a.	In respect of the Leased Premises as the date of this Agreement up to the Completion Date:

i.	the Lease is valid and subsisting;

ii.	the Company is not in default under the Lease;

iii.	The Company has not done or omitted to do anything that renders void or voidable any unexercised option to renew or extend the Term or lease adjoining land.

iv.	the Leased Premises comprise all the land used or occupied by the Vendor and the Vendor enjoys the exclusive possession of the Leased Premises subject only to the rights of the lessor and any sub lessor;

v.	the use of the Leased Premises for the purposes of the Business is suitable and is permitted under all relevant planning statutes and regulations and there have been no contraventions of the provisions of those statutes and regulations;

vi.	To the best of the Vendor’s knowledge, the Vendor has performed and observed all covenants, conditions, agreements, statutory requirements, by-laws, orders and regulations affecting the Leased Premises and the use of the Leased Premises by the Vendor does not contravene the same;

vii.	To the best of the Vendor’s knowledge, there are no outstanding orders or notices affecting the Leased Premises and there are no proposals of any local or other authority (involving compulsory acquisition or requisition or otherwise) or any other circumstances known which may result in any such order or notice being made or served or which may otherwise affect the Leased Premises;

viii.	There are no covenants, restrictions, burdens, stipulations, encroachments or outgoings affecting the Leased Premises which are of an onerous or unusual nature or which conflict with the present use of the Leased Premises or any part or parts thereof or materially affect the value thereof which cannot be discovered on search; and

ix.	No development has been carried out in relation to any of the Leased Premises which would require any consent under or by virtue of any relevant legislation without such consent having been properly obtained and any conditions or restrictions imposed therein having been properly observed and performed and no breach of any relevant legislation has been committed in relation to the Leased Premises.

b.	In respect of each Sub Lease as the date of this Agreement up to the Completion Date:

i.	Each Sub-Lease is valid and subsisting;

ii.	No sub lessee is in default under any Sub- Lease;

18.	BANK ACCOUNTS

Full and accurate details of all overdrafts, loans or other financial facilities outstanding or available to the Company are contained in the Disclosure Materials and neither the Vendor or Company has done anything whereby the continuance of any such facility might be affected or prejudiced.

19.	ENVIRONMENTAL LAWS

a.	The Vendor has complied with and have not committed any offence under any environmental law relating to the Business or the use and occupation of the Leased Premises.

b.	There is no condition of the Leased Premises which would entitle any person to require the Vendor to decontaminate or take other remedial action in or around the Leased Premises or to contribute to the cost of doing so.

c.	There is no hazardous, toxic or poisonous material or any other material that is harmful to the environment, including asbestos, present on the Leased Premises other than those used by the Business in its ordinary and proper course of business and in relation to which applicable laws have been complied with and effective precaution and waste disposal arrangements have been implemented.

20.	TAXATION

a.	Except as disclosed in the Disclosure Materials, all Taxation of any nature whatsoever whether in Australia or elsewhere for which the Company is liable to account has been paid or accrued (in so far as Taxation ought to have been accrued).

b.	The Company has deducted and remitted all Tax required to be deducted and remitted from any payments made by it.

c.	All necessary information, notices, computations and returns in respect of the Tax obligations of the Company have been lodged or filed with the appropriate taxation authorities in accordance with applicable laws.

d.	No tax liability will arise from any discharge of any indebtedness owed from the Company to the Vendor in accordance with Clause 8.1(b) of this Agreement.

e.	No tax return or notice lodged by the Company contains a false or misleading statement or omit to refer to a matter which is required to be included or without which the statement would be false or misleading.

f.	The Company is not aware of a current, pending or threatened Tax audit.

g.	There are no disputes with a Government Agency about Tax.

h.	No event has occurred which prevents the Companies benefiting from a future income tax benefit provided for in the Accounts, or which could prevent that.

i.	The Company has not entered into or been a party to a transaction which contravenes the anti-avoidance provisions of a law relating to taxation.

j.	The Company has not taken any action which does or might adversely affect an arrangement or agreement with a Government Agency or a tax ruling from a Government Agency under a law relating to taxation.

21.	STAMP DUTY

All documents in the enforcement of which the Vendor may be interested have been duly stamped and no document belonging to the Vendor subject to ad valorem stamp duty:

a.	is unstamped or insufficiently stamped; or

b.	is liable to have additional duty assessed.

22.	POWER OF ATTORNEY

The Company has not granted any powers of attorney that have not been withdrawn, cancelled or revoked.

23.	MATERIAL DISCLOSURE

a.	All information which has been disclosed by the Vendor, accountants and officers of the Company (or any of them) to the Purchaser or to the solicitors or accountants for the Purchaser in the course of the negotiations leading to this agreement is true, accurate and not misleading in any respect (“Disclosed Information”).

b.	To the best of the knowledge of the Vendor, the Disclosed Information constitutes all information relating to the Company which it knows or should reasonably know and which materially affects the business of the Company.

SCHEDULE 2

DISCLOSURE SCHEDULE

Warranty number	Disclosure

SCHEDULE 3

ACCOUNTS

ANNEXURE “A”

CONSTITUTIONS